UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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July 18, 2008

VIA EDGAR

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549-1004

RE:	EAST FORK BIODIESEL, LLC

Commission File No.  000-53040

Ladies and Gentlemen:

Pursuant to Rule 14a-6(a), we enclose a Preliminary Copy of Notice of Annual Meeting and Proxy Statement, a definitive copy of which is scheduled to be mailed July 29, 2008 to our members in connection with the Annual Meeting of the Members to be held August 26, 2008. Attached thereto as an Appendix is a Preliminary Copy of the Proxy Card.

If you have any comments, please direct them to our counsel, Edmund H. Carroll, at (563)333-6623.

Sincerely yours,

Darci Propst

EAST FORK BIODIESEL, LLC 2108 140th Avenue P.O. Box 21 Algona, IA 50511 Telephone: (515) 395-8888

NOTICE OF ANNUAL MEETING OF MEMBERS

TO BE HELD AUGUST 26, 2008

July 29, 2008

Dear Members:

We look forward to your participation either in person or by proxy at the 2008 Annual Meeting of Members of East Fork Biodiesel, LLC, an Iowa limited liability company. We will hold the meeting at our plant, 2108 140th Avenue, Algona, IA 50511, on Tuesday, August 26, 2008, at 10:00 a.m. Central Time.

At this year’s annual meeting, the agenda includes the following:

	Agenda Items	Board Recommendation

(1)	Election of Directors	[FOR]

(2)	Amendment of East Fork’s Operating Agreement to allow the Board of Directors to increase or decrease the number of Directors	[FOR]

(3)	Amendment of East Fork’s Operating Agreement to remove the requirement of unanimous membership approval to file for bankruptcy relief	[FOR]

(4)	Approve an increase in East Fork’s authorized membership units	[FOR]

(5)	Approve the issuance of authorized, membership units, without a minimum purchase price per unit	[FOR]

(6)	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof	[FOR]

Please refer to the enclosed 2008 Proxy Statement items for detailed information on each of the proposals and the annual meeting.

If you have questions regarding the information in the proxy statement or completion of the enclosed proxy card, or if you need directions to attend the meeting, please contact Darci Propst at (515) 395-8888 or at Darci.Propst@eastforkbiodiesel.com.

All members are cordially invited to attend the 2008 Annual Meeting in person. However, it is important that your units be represented whether or not you plan to attend to assure the presence of a quorum. The board of directors requests that you promptly vote by marking, signing and dating the enclosed proxy card. You can return your proxy card to us: (a) in the envelope provided or (b) via facsimile at (515) 395-8891. For your proxy card to be valid, it must be received by us no later than 9:00 a.m. Central Time on August 26, 2008. If you attend the meeting and your units are registered in your name, you may withdraw your proxy card at that time and vote your units in person.

Sincerely yours,

Kenneth M. Clark
Chairman of the Board and President

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EAST FORK BIODIESEL, LLC

PROXY STATEMENT

Our Board of Directors solicits your proxy for the 2008 Annual Meeting of Members and any postponement or adjournment of the meeting, for the purposes set forth in “Notice of Annual Meeting of Members.” We will hold the meeting at our plant, 2108 140th Avenue, Algona, IA 50511, on Tuesday, August 26, 2008, at 10:00 a.m. Central Time. Our principal executive offices are located at 2108 140th Avenue, P.O. Box 21, Algona, IA 50511.

References to 2007, 2008 and the like relate to the fiscal year ended in September.

Record Date	July 21, 2008

Quorum
At least 30% of the issued and outstanding membership units must be present in person or by proxy. Your units will be included in the determination of whether a quorum is present even if you do not mark any choices on the proxy card.

Units Outstanding	49,159 membership units issued and outstanding as of June 30, 2008

Voting by Proxy	Mail or facsimile (facsimile number: (515) 395-8891)

Voting in Person
Registered holders can vote in person. Beneficial owners must obtain a proxy from their brokerage firm, bank or other holder of record and present it to the inspector of elections with their ballot. Voting in person will replace any previous votes submitted by proxy.

Polls Close	9:00 p.m. Central Time on August 26, 2008

Changing Your Vote
Registered holders may revoke their proxy at any time before polls close by submitting a later-dated vote in person at the annual meeting, or before the meeting via facsimile or mail. If your units are held for you by a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

Votes Required to Adopt Proposals
Each membership unit outstanding on the record date is entitled to one vote on each of the nine director nominees and one vote on each of the five proposals listed in our Notice of Annual Meeting of Members. Election of our director nominees and adoption of the other five proposals will each require the affirmative vote of a majority of the membership units represented at the annual meeting in person or by proxy, a quorum being present. Units not present at the meeting effectively count as votes AGAINST each director nominee and adoption of the other five proposals.

Effect of Abstentions
For election of our director nominees and adoption of the other five proposals listed in our Notice of Annual Meeting of Members, units voted “abstain” effectively count as votes AGAINST the director nominee and adoption of the other five proposals.

Voting Instructions
If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the annual meeting.

Voting Results	We will report final results at www.eastforkbiodiesel.com and in our Annual Report on Form 10-KSB.
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PROPOSAL 1 - ELECTION OF DIRECTORS

Twelve initial directors, all of whom were appointed by the initial members, comprise our current Board of Directors. The initial term for these directors ends with the first annual meeting of the members following the date on which substantial operation of our facilities commenced. We started production on December 5, 2007 to verify the production capabilities of our new plant and produced test-phase inventory, and then idled the plant due to then – existent and continuing adverse market conditions. Thus, the initial terms of the twelve directors will terminate at the August 26, 2008 Annual Meeting .

In accordance with the Operating Agreement of East Fork Biodiesel, LLC, effective January 26, 2006 (as amended by the members on May 4, 2006) (Operating Agreement), our Board has passed a resolution dividing the board seats into three (3) classes which will serve staggered terms as follows:

•	three directors are to be elected to hold office for a one-year term expiring at the Annual Meeting in 2009;

•	three directors are to be elected to hold office for a two-year term expiring at the Annual Meeting in 2010; and

•	three directors are to be elected to hold office for a three-year term expiring at the Annual Meeting in 2011.

All of the nominees are incumbent directors. All nominees have indicated their willingness to serve as directors if elected.

If you submit proxy voting instructions but do not direct how to vote on the election of the nominees, the persons named as proxies intend to vote for each nominee. If, as a result of circumstances not now known, any of the nominees will be unable to serve as a director, proxies will be voted for the election of such other person as the Board of Directors may select. Information about the nominees, including business experience for at least the last five years, is set forth below.

Nominees for Election as Directors with Terms Expiring in 2009, 2010 and 2011

Each of the following individuals presently serves on our Board of Directors, is a nominee of the Nominating Committee of our Board and is nominated by the Board of Directors for election as a director at the annual meeting for the term indicated below: Michael L. Kohlhaas, Jack W. Limbaugh, Jr., Daniel Muller, Michael L. Duffy, Allen A. Kramer, Dean Ulrich, Kenneth M. Clark, James A. Meyer and Lennon Brandt. Each of their present terms will expire on August 26, 2008. Dale Mechler, Akshay Mahadevia and Larry Sterk, three of our current directors, will retire from the Board on August 26, 2008.

Nominees for Election as Directors with Terms Expiring in 2009

Michael L. Kohlhaas, Age 54, Secretary and Director since 2006
Mr. Kohlhaus is and has been the owner and operator of the Mike Kohlhaus Farm since 1973. He has been a director since January 26, 2006. He is a member of our Executive Committee.

Jack W. Limbaugh, Jr., Age 50, Director since 2006
During the past five years, Mr. Limbaugh has been the owner and operator of Jack’s O.K. Tire Service in Algona, Iowa. He has been one of our directors since January 26, 2006. He is also a director of Farmer’s State Bank of Algona, Iowa. He is a member of our Compensation Committee.

Daniel Muller, Age 48, Director since 2006
Mr. Muller has been a self-employed farmer for 20 years. He has been a director since January 26, 2006. He is a member of our Compensation Committee.

Nominees for Election as Directors with Terms Expiring in 2010

Michael L. Duffy, Age 58, Director since 2006, Vice President
During the past five years, Mr. Duffy has been Chief Executive Officer of Per Mar Security and Research Corp., a midwest security services company based in Davenport, Iowa. Per Mar has 1,900 employees and serves 41,000

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customers. Mr. Duffy has served as a director since January 26, 2006. He is a member of our Executive Committee and Chairman of our Audit Committee.

Allen A. Kramer, Age 50, Director since 2006
During the past five years, Mr. Kramer has been a self-employed farmer, farming 400 acres in Kossuth County, Iowa, and operated a feeder pig finishing operation. Also, he received his real estate license in May 2006, and since May 2006 he has worked as a real estate agent for Farm & Home Services in Algona, Iowa. Mr. Kramer has been a director since January 26, 2006. He is a member of our Nominating Committee.

Dean Ulrich, Age 47, Director since 2006

Beginning in 2005, Mr. Ulrich investigated the acquisition of various businesses, culminating in his purchase of Pixler Electric, a Spencer, Iowa electric contractor in September 2007. He is President of Pixler Electric. From November 1987 until December 2004, Mr. Ulrich was Vice President of Ventura Coastal Corp., a food manufacturer, in Ventura, California, responsible for all of its agricultural production, maintenance, personnel, quality control, warehousing, traffic and drawback departments. He has served as a director since January 26, 2006. He is Chairman of our Compensation Committee.

Nominees for Election as Directors with Terms Expiring in 2011

Lennon Brandt, Age 51, Director since 2006
During the past five years, Mr. Brandt has been a self-employed farmer and President and Treasurer of Lennon Brandt Enterprises, Inc., a farming corporation. Mr. Brandt has served as a director since January 26, 2006. He is a member of our Nominating Committee.

Kenneth M. Clark, Age 64, Director since 2006, Chairman and President

During the past five years, Mr. Clark has owned Clark Farms, Algona, Iowa, and made all management decisions for its grain farming operations in Kossuth County, Iowa, Wayne County, Iowa, Poweshiek County, Iowa, and LaRue County, Kentucky; he has owned KMC Consultants, Ltd., Algona, Iowa, which advises farmers and assists start-up businesses and operations; and has been licensed in Iowa as a real estate agent for farms and farmland. Mr. Clark has served as a director since January 26, 2006. He is Chairman of our Executive Committee.

James A. Meyer, Age 72, Director since 2006
Mr. Meyer is and has been owner and operator of the Meyer Farm since March, 1966. Mr. Meyer has served as a director since January 26, 2006. He is Chairman of our Nominating Committee.

Vote Necessary to Approve Each Nominee

The affirmative vote of the holders of a majority of the membership voting interests represented at the annual meeting in person or by proxy, a quorum being present, will be required for approval of each nominee listed in Proposal 1. Units not present at the meeting and units voting “abstain” effectively count as votes against the nominee.

The Board of Directors recommends a vote FOR Proposal 1 for the election of each of the nominees listed above.

CORPORATE GOVERNANCE

East Fork’s Board of Directors met 12 times in 2007.  Our Board of Directors has four committees: Executive Committee, Audit Committee, Compensation Committee and Nominating Committee. Our Executive Committee met one time in 2007. No other committees of the Board of Directors met in 2007.

Our Board of Directors  is composed of at least a majority of  independent  directors,  other than Messrs. Clark, Duffy,  Kohlhaas and Mechler in their respective  capacities as non-employee officers of East Fork, as required by our  Operating  Agreement,  for which they receive no  compensation  or benefits.  See also “Certain Relationships and Related Transactions” below.

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No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served in 2007, except James E. Black. All directors are expected to attend each meeting of East Fork’s Board of Directors and the committees on which they serve and are also expected to attend our annual meetings of members.

East Fork maintains a corporate governance page on its website, which includes East Fork’s Code of Ethics and charter for the Nominating Committee of the Board of Directors. The corporate governance page can be found at www.eastforkbiodiesel.com by clicking on (“Governance”). The documents noted above will also be provided without charge to any member who requests them by making a written request to East Fork, at the address shown on the cover of this Proxy Statement. Any changes to these documents, and any waivers granted by East Fork with respect to its Code of Ethics, will be posted on East Fork’s website.

East Fork also posts on its website its 2007 Annual Report of Members, as filed with the SEC. The Annual Report of Members can be found at www.eastforkbiodiesel.com by clicking on (“SEC Compliance”). East Fork has furnished a printed copy of the 2007 Annual Report of Members to each person whose proxy is solicited and to each person representing that, as of the record date of the Annual Meeting, he or she was a beneficial owner of units entitled to be voted at the meeting.

Audit Committee

For 2007,  East Fork was not a  reporting  company.  East Fork became a  reporting  company in  March 2008 with the  effectiveness  of its Form 10.  Our Board acted as the Audit Committee during 2007. The Board did not meet solely to discuss  audit-related  issues in 2007,  however,  audit issues were  addressed as necessary  at regular  Board  meetings.  Our Audit  Committee  was  created by the Board in October  2007, after our 2007 fiscal year, and first met in January 2008. An Audit Committee Charter is being prepared.

Our Board appointed Larry Sterk, Akshay Mahadevia and Michael L. Duffy members of our Audit Committee, which is chaired by Mr. Duffy and has met three times in 2008.  The Audit Committee is exempt from the independence listing standards because East Fork's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association. Nevertheless, a majority of our Board, acting as the Audit Committee in 2007, was independent within the definition of independence provided by NASDAQ Rules 4200 and 4350.  We note that Mr. Duffy serves as a non-employee Vice-President of East Fork, as required by our Operating Agreement, for which he receives no compensation or benefits, and as an executive officer of East Fork, is not independent under applicable law and NASDAQ Rules.  The Board and Mr. Duffy are working to restore the independence of the Audit Committee.

All of the Board members attended at least 75% of the Board meetings held during the fiscal year ending September 30, 2007, except James E. Black.

Compensation Committee

As noted,  for 2007,  since East Fork was not a reporting  company,  our Board  acted as the  Compensation Committee.  The  Board did not meet  solely  to  discuss  compensation-related  issues  in 2007,  however, compensation  issues were addressed as necessary at regular Board  meetings.  Our  Compensation  Committee was created by the Board in October 2007,  after our 2007 fiscal year, and has not met in 2008.  East Fork has no employee  officers.  Also,  under our  Management  and  Operational  Services  Agreement  with Renewable  Energy Group,  we pay Renewable  Energy Group for providing us with our general manager and our operations  manager at our plant,  who are employees of Renewable  Energy Group. A Compensation  Committee Charter is being developed.

The Board appointed Jack W. Limbaugh,  Jr.,  Daniel J. Muller and Dean Ulrich members of our  Compensation Committee, which is chaired by Mr. Ulrich.

The Compensation Committee has direct responsibility with respect to the compensation of our employees and executive officers and oversees the compensation of our other executive officers. The Compensation Committee has the overall responsibility for approving and evaluating our director and executive compensation plans, policies and programs.

Nominating Committee

As noted, for 2007, East Fork was not a reporting  company.  Our Board acted as the Nominating  Committee during 2007.  However,  because 2008 is the first year director  elections have been held since inception, minimal  nominating  matters  were  discussed  by the Board in 2007.  Based upon the size of East Fork and the  Board's  familiarity  with East Fork  since  inception,  the Board also  determined  that each of the directors  is  qualified  to  suggest  nominees  for  consideration  to  the  Nominating  Committee.   Our Nominating  Committee was created by the Board in October 2007,  after our 2007 fiscal year, and first met in June 2008. A Nominating Committee Charter has been approved by the Board.

The Board appointed  Allen A.  Kramer,  Lennon  Brandt  and James A.  Meyer  members  of our  Nominating Committee,  which is chaired by Mr.  Meyer.  The  Nominating  Committee's  functions  are to consider  and recommend to the Board all nominees for possible  election and re-election to the Board of Directors,  and to consider all matters  relating to the size,  composition  and  governance  of the Board and the general subject matter,  size and  composition of Board  committees.  The Nominating  Committee is exempt from the independence  listing  standards  because East Fork's  securities are not listed on a national  securities exchange or listed in an automated  inter-dealer  quotation system of a national  securities  association. Each member of our Nominating  Committee is independent within the definition of independence  provided by NASDAQ Rules 4200 and 4350.

Consideration of a nominee for the Board of Directors typically involves a series of internal discussions, review of a nominee’s background and experience and interviews of the nominee. In general, nominees are suggested by members of the Board of Directors. The Nominating Committee then meets to consider and approve the final nominees, and either makes its recommendation to the Board of Directors to fill a vacancy, add an additional member or

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recommend a slate of nominees to the Board of Directors for nomination and election to the Board of Directors. Director nominees recommended by the Nominating Committee for election at an annual meeting of members are subject to approval by the full Board of Directors.

The  Nominating  Committee  regularly  reviews  the  composition  of the Board of  Directors,  anticipated openings and whether the addition of directors  with  particular  experiences,  skills or  characteristics would make the Board of Directors  more  effective.  The  Nominating  Committee  has not  established  any specific  minimum  criteria  or  qualifications  that a  nominee  must  possess.  Rather,  the  Nominating Committee seeks directors who possess  integrity and other character traits,  broad experience,  expertise in their field,  capacity to understand  East Fork’s  business,  a willingness to devote  adequate time to duties of the Board of Directors and the ability to make independent  judgments.  The Nominating Committee also  considers if a potential  nominee will  otherwise  qualify for  membership on the Board of Directors and if the  potential  nominee  will  satisfy  independence  requirements  of the  NASDAQ  and the  SEC.  In determining whether to recommend a director for re-election,  the Nominating  Committee also considers the director's past attendance at meetings and participation in and contributions to the Board of Directors.

Consideration  of a  nominee  for  the  Board  of  Directors  typically  involves  a  series  of  internal discussions,  review of a nominee’s  background and experience and interviews of the nominee.  In general, nominees are  suggested  by members of the Board of  Directors.  The  Nominating  Committee  then meets to consider and approve the final  nominees,  and either makes its  recommendation  to the Board of Directors to fill a vacancy,  add an  additional  member or  recommend a slate of nominees to the Board of Directors for nomination  and election to the Board of Directors.  Director  nominees  recommended by the Nominating Committee  for  election  at an annual  meeting of members  are  subject to  approval by the full Board of Directors.

The Nominating Committee will consider nominees recommended by the members. The Nominating Committee evaluates nominees proposed by members using the same criteria as other nominees. A written nomination should be mailed or delivered to James A. Meyer, Chairman, Nominating Committee, in care of East Fork, at the address shown on the cover of this Proxy Statement. The nomination should include the member’s name, address and the number of units of East Fork’s membership units owned. It should also include the name, age, business and residence addresses of the individual being nominated, the nominee’s principal occupation or employment and the number of units of East Fork’s membership units, if any, owned by the nominee, together with a statement indicating the nominee’s willingness to serve, if elected. To assist in the evaluation of nominees recommended by the members, the Nominating Committee may require the nominee to provide any additional information about the nominee as the Nominating Committee may determine appropriate or desirable, including information required to be disclosed in East Fork’s proxy statement under Regulation 14A of the Securities Exchange Act of 1934, as amended (Exchange Act). To be considered by the Nominating Committee for the slate recommended in the proxy statement for the 2009 Annual Meeting, members must submit the required information to Mr. Meyer not before December 1, 2008 and not after January 15, 2009.

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Interested parties may communicate with the Board of Directors, the non-management directors as a group, or the lead director by writing to Kenneth M. Clark, our Chairman of the Board Lead Director, in care of East Fork, at the address shown on the cover of this Proxy Statement.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Beginning in March 2007, non-employee directors received $400 for each Board of Directors meeting attended, in person or telephonically, and $40 per hour for meetings of any committee of the Board of Directors.  No director received committee meeting fees in 2007.  Our Board of Directors met 12 times in 2007, but meeting fees for those in attendance were paid for only six of those meetings.  Also, we reimburse our directors for their mileage at the standard IRS rate and expenses related to their service as our directors.

The following table summarizes 2007 non-employee director compensation:

Name	Fees Earned or Paid in Cash	Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total

(1)		(2)
Lennon Brandt	$2,400	$0	$0		$2,400
James E. Black(3)	0	0	0		0
Michael L. Duffy	2,000	0	0		2,000
Michael Kohlhaas	2,400	0	9,380	(4)	11,780
Allen A. Kramer	2,400	0	11,500	(5)	13,900
Jack W. Limbaugh, Jr.	2,000	0	0		2,000
Akshay Mahadevia	1,200	0	0		1,200
Jim Meyer	2,400	0	350	(6)	2,750
Dan Muller	2,000	0	19,070	(7)	21,070
Larry Sterk	2,400	0	0		2,400
Dean Ulrich	2,400	0	2,250	(8)	4,650

(1)	Includes all non-employee directors who served in 2007, except for Mr. Clark and Mr. Mechler, whose compensation appears in the “Summary Compensation Table” hereinabove.

(2)
No cash compensation for participating directors received during 2007 was deferred under the East Fork Biodiesel, LLC NonQualified Deferred Compensation Plan, a supplemental deferred compensation plan for the benefit of all members of our Board of Directors.

(3)	Mr. Black resigned as a director on October 15, 2007 because of other prior commitments.

(4)	Reflects $8,500 for management and administrative functions and $880 for director consulting work at $40 per hour.

(5)	Reflects $11,500 for providing management and oversight functions during our start-up of operations.

(6)	Reflects $350 for director consulting work at $40 per hour.

(7)
Reflects $17,500 for providing management and oversight functions during our start-up of operations; $250 for director consulting work at $40 per hour; and $1,320 in compensation under our agreement with him.

(8)	Reflects $2,000 for providing waste water management oversight and $250 for director consulting work at $40 per hour.

2008 Compensation

On November 19, 2007, the Board of Directors decided to defer payment to our directors of fees for Board and committee meetings for the period September 1, 2007 through December 31, 2008 in light of our current financial situation. If East Fork’s financial situation improves, the directors will be paid for all fees properly earned during this period. For 2008 through June 30, 2008, no director received compensation except, Kenneth M. Clark has earned $18,000 in cash compensation. This compensation is paid in accordance with Mr. Clark’s unwritten agreement with East Fork under which the Board authorized payment, on a month-to-month basis, to KMC Consultants for management and coordination

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services performed by Mr. Clark, including, if necessary, services as a full-time interim general manager at the rate of $3,000 per month.

Director Deferred Compensation Plan

In September 2007, East Fork’s Board adopted the East Fork Biodiesel, LLC NonQualified Deferred Compensation Plan (the “Director Plan”). East Fork’s Director Plan is a supplemental deferred compensation plan for the benefit of all members of the Board of Directors. Under our Director Plan, participants are permitted to make elective deferrals of all or any portion of their compensation and East Fork may, but is not required to, make discretionary contributions to each participant’s account. All participant deferral and our contributions are credited to individual participant accounts as a bookkeeping entry on the records of East Fork. The participants are further credited with interest earnings on their individual accounts equal to 1% below the national prime rate as reported from time to time in The Wall Street Journal. The participants are 100% immediately vested in their deferral and our contribution accounts.

Benefits under the Director Plan are to be paid upon:

•	separation from service from East Fork;

•	death;

•	disability; or

•	change in control of East Fork due to a change in our ownership, in our effective control or in the ownership of a substantial portion of our assets.

All payments are to be made within 30 days of the occurrence of a designated payment event. Payment is to be made in cash, as elected by the participant, in lump sum or in quarterly installments for a period not to exceed 10 years.

EQUITY COMPENSATION PLAN INFORMATION

Information as of September 30, 2007 with respect to equity compensation plans is as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by security holders	0	$0.00	0

Equity compensation plans not approved by security holders	50(1)(2)	$1,000.00	0(1)(2)

(1)
In connection with an individual compensation arrangement, on October 16, 2006 the Board of Directors issued 50 units valued at $1,000 per unit to Ag Visions in payment in lieu of cash payment of $50,000 for consulting services we received from Ag Visions. In March 2006, we entered into a consulting agreement with Ag Visions to serve as our Project Consultant. The fee for the service was $3,200 per month, plus bonuses for reaching certain milestones relative to the signing of the consulting agreement, completion of our business plan, obtaining our loan commitment, achieving our loan closing and the starting of our equity drive. For fiscal year 2006, we incurred consulting charges of $132,258, which includes $50,000 of services exchanged for 50 units issued to Ag Visions, and for 2007, $92,801 in consulting costs. Our Board determined the $1,000 per unit price was consistent with our June 22, 2006 Iowa registered offering of membership units (amended September 7, 2006) at a sale price of $1,000 per unit.

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(2)
For 2008, on April 29, 2008, in connection with an individual compensation arrangement, our Board of Directors authorized the issuance of 2,000 units valued at $1,000 per unit to REG Ventures, LLC in lieu of cash payment of $2,000,000 for construction services East Fork received from REG Construction Services under the Design-Build Agreement dated October 10, 2007. The Board of Directors determined the $1,000 per unit price was consistent with our June 22, 2006 Iowa registered offering of membership units (amended September 7, 2006) at a sale price of $1,000 per unit. We are party to a Management and Operational Services Agreement with Renewable Energy Group, LLC (Renewable Energy Group). This Management Agreement covers our start-up management and operational services. Renewable Energy Group provides for the overall management of our plant, provides us with our general manager and our operations manager at our plant, acquires feedstock and basic chemicals necessary for the operation of our plant and performs the administrative, sales and marketing functions for our plant. Renewable Energy Group and REG Ventures, LLC are affiliates.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of June 30, 2008, we know of no person (including any group) who owns beneficially more than 5% of our membership units.

The following table sets forth our membership units beneficially owned as of June 30, 2008 by each of our directors and our named executive officers listed in the Summary Compensation Table, and by all directors and executive officers as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Membership Units	Kenneth M. Clark c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	330 units(1)	0.70%

Membership Units	Michael Duffy c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	405 units(1)	0.86%

Membership Units	Michael Kohlhaas c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	30 units	0.06%

Membership Units	Dale Mechler c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	300 units(2)	0.64%

Membership Units	Lennon Brandt c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	280 units(3)	0.59%
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Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Membership Units	Allen A. Kramer c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	45 units(4)	0.10%

Membership Units	Jack W. Limbaugh, Jr. c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	60 units(5)	0.13%

Membership Units	Akshay Mahadevia c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	175 units(1)	0.37%

Membership Units	Jim Meyer c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	110 units (1)(6)	0.23%

Membership Units	Dan Muller c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	300 units(1) (7)	0.64%

Membership Units	Larry Sterk c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	15 units	0.03%

Membership Units	Dean Ulrich c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	155 units(8)	0.33%

All directors and executive officers as a group :		2,205 units	4.68%

(1)
The following directors disclaim beneficial ownership of the following units included above: Mr. Clark – 110 units held by his spouse; Mr. Duffy – 210 units held by Shamrock Properties, LLC of which Mr. Duffy’s seven children are the members and his daughter, Brianna L. Duffy, is the sole manager of Shamrock and charged with management of the business, including voting of and investment authority over the units; 100 units held by his spouse as trustee of a family trust and 95 units held by Holy Cow L.L.C., of which Mr. Duffy is an officer and equally shares voting and investment power; Dr. Mahadevia – 95 units held by Holy Cow L.L.C., of which Dr. Mahadevia is an officer and equally shares voting and investment power; Mr. Meyer – 20 units held by his spouse; and Mr. Muller – 150 units held by his spouse.

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(2)
Includes 100 units held in joint tenancy with his spouse with respect to which Mr. Mechler has sole voting and investment power with his spouse and 10 units held by Highview Research, of which Mr. Mechler is Treasurer and shares with his brothers, Dean Mechler and Kent Mechler, and his mother, Eunice Mechler, voting and investment power with respect to such units.

(3)	Includes 250 units held by Lennon Brandt Enterprises, of which Mr. Brandt is the majority owner and has sole voting and investment power, and 30 units held by his spouse.

(4)	Includes 30 units held in joint tenancy with his spouse with respect to which Mr. Kramer has sole voting and investment power.

(5)
Includes 35 units held in joint tenancy with his spouse with respect to which Mr. Limbaugh has sole voting and investment power. Reflects the issuance of the following units in exchange for the cash price per unit indicated: 15 units at $333.33; 20 units at $500; 25 units at $1,000.

(6)	Reflects 110 units pledged to United Bank of Iowa.

(7)	Includes 150 units held in joint tenancy with his spouse with respect to which Mr. Muller has sole voting and investment power.

(8)	Held in a family trust, of which Mr. Ulrich has sole voting and investment power.

EXECUTIVE COMPENSATION

Compensation Overview

On January 26, 2006, the Board of Directors elected Kenneth M. Clark to serve as our President (and principal executive officer), Michael L. Duffy to serve as our Vice President, Michael Kohlhaas to serve as our Secretary and Dale Mechler to serve as our Treasurer (and principal financial officer). We compensated Messrs. Duffy and Kohlhaas for their services as indicated in the “Non-Employee Director Compensation” table above.

Securities and Exchange Commission regulations require us to include in our Summary Compensation Table:

•	our principal executive officer or person acting in a similar capacity and principal financial officer or person acting in a similar capacity; and

•	our two most highly compensated officers who were serving as executive officers at the end of 2007, if such officers total compensation, as adjusted, exceeds $100,000.

East Fork’s principal executive officer is our President and Chairman, Kenneth M. Clark, a non-employee consultant and one of East Fork’s directors. We have no written agreement with Mr. Clark, as his service as our President is on a month-to-month basis. On February 19, 2007, the Board of Directors authorized payment to Mr. Clark of a cash bonus of $66,000 for general management, administrative, oversight and other related services to us for the period from October 1, 2005 to February 28, 2007. At such meeting, the Board of Directors also authorized payment, on a month-to-month basis, to KMC Consultants for management and coordination services performed by Mr. Clark, including, if necessary, services as an interim general manager (or anyone else designated by the Board of Directors to perform some or all of these services):

•	at the rate of $3,000 per month for full-time service; or

•	at a prorated hourly rate of approximately $18 per hour for part-time service,

until we hire a general manager. Mr. Clark received a total of $6,228 at the prorated hourly rate for service as our part-time general manager from March 1, 2007 to July 31, 2007. East Fork pays his compensation to his consulting company, KMC Consultants LTD.

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Our principal financial officer is our Treasurer, Dale Mechler, a non-employee director. On February 19, 2007, our Board of Directors authorized payment to Mr. Mechler of a cash bonus of $2,000 for management and administrative services provided to us in 2007. In 2007, we had no other executive officers whose total compensation, as adjusted, exceeded $100,000. Mr. Clark and Mr. Mechler are our only named executive officers, or NEOs, whose compensation is required to be included in our Summary Compensation Table.

Under our Management and Operational Services Agreement with Renewable Energy Group, we pay Renewable Energy Group for providing us with our general manager and our operations manager at our plant, who are employees of Renewable Energy Group.

The following table summarizes the 2007 compensation of our NEOs:

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation		All Other Compensation	Total

					(3)
Kenneth M. Clark President	2007	$0	$72,228	(1)	$2,400	$74,628

Dale Mechler Treasurer	2007	$0	$2,000	(2)	$1,600	$3,600

(1)
Includes cash bonus to Mr. Clark paid to his firm, KMC Consultants LTD., determined by the Board of Directors for management and administrative services (including pre-incorporation services) for the period October 1, 2005 – February 28, 2007 and $6,228 for servicing as our general manager from March 1, 2007 – July 31, 2007.

(2)	Reflects a cash bonus to Mr. Mechler for management and administrative services provided to us in 2007.

(3)	Reflects Board of Directors meeting fees of $400 per meeting.

2008 Compensation

For 2008 through June 30, 2008, no executive officer received compensation except, Kenneth M. Clark has earned $18,000 in cash compensation. This compensation is paid in accordance with Mr. Clark’s unwritten agreement with East Fork under which the Board authorized payment, on a month-to-month basis, to KMC Consultants for management and coordination services performed by Mr. Clark, including, if necessary, services as a full-time interim general manager at the rate of $3,000 per month.

Outstanding Equity Awards at Fiscal Year-end

For 2007, we have no outstanding equity awards for our NEOs.

Unit Appreciation Plan

In September 2007, our Board of Directors adopted the East Fork Biodiesel, LLC 2007 Unit Appreciation Plan (the “Unit Plan”). The Unit Plan allows our Board, through a designated administrative committee of our Board (the “Administrative Committee”), to award incentive compensation opportunities, namely our unit appreciation rights (“Rights”), to members of our Board and key employees. The Rights consist of the right of designated participants to receive cash, at certain designated times following an award, equal to the excess of the fair market value of the Rights on the date of the Award over the fair market value of the Rights on the date of valuation or sale. All Rights awarded under our Unit Plan are subject to a 4-year vesting schedule, except that all Rights are immediately 100% vested upon a participant’s:

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(a)	death;

(b)	disability;

(c)	change in control of East Fork due to change in ownership, change in effective control of East Fork or change in ownership of a substantial portion of the assets of East Fork; or

(d)	retirement of a participant following 5 years of service and attainment of age 65.

Rights are immediately forfeited, whether vested or unvested, upon the conviction of a felony relating to a participant’s employment with us and are forfeited to the extent a Right is unvested upon termination of employment for cause.

Benefits from the Rights granted under our Unit Plan are to be distributed following the termination date of the Participant in five equal annual installments; provided, however, if a participant elects, the payment can be made in a single lump sum or in equal installments over 5, 10, 15 or 20 years.

If a participant elects to change his payment election, the change must be (a) in writing and filed with the Administrative Committee at least 12 months prior to the date payment will be made to the participant and (b) the payments must be deferred at least five years.

A participant’s account will be immediately distributed in a single lump sum upon the participant’s death, disability, termination for cause or change in control of East Fork. Benefits under our Unit Plan are tied directly to the fair market value of the Rights on the date of the award and the date of payment. Therefore, the level of benefit is contingent on our membership units increasing in value.

For 2007, the Board of Directors awarded only one award of 5 units to Darci Propst, our account manager.

Benefits

Our NEOs do not receive any health or other insurance, retirement benefits (other than under East Fork’s Director Plan) or any perquisites.

PROPOSAL 2 – AMENDMENT OF EAST FORK’S OPERATING AGREEMENT
TO ALLOW THE BOARD OF DIRECTORS TO
INCREASE OR DECREASE THE NUMBER OF DIRECTORS

Our Board, in its continuing review of corporate governance matters, has concluded that it is in the best interests of East Fork to amend our Operating Agreement to allow the board of directors to increase or decrease the number of directors and to request member approval of that amendment.

Our Board is presently composed of 12 directors. Our Board has approved the recommendation of our Nominating Committee to reduce the Board’s number from 12 to 9 directors to more efficiently manage our business. This change is effective upon the conclusion of the 2008 Annual Meeting. This reduction in the number of our directors is within the authority of the Board under Section 5.2 of our current Operating Agreement, which provides that in the absence of member action, the Board may fix the number of directors at an odd number of not less than 3 or more than 13 directors.

Purpose and Effects of the Proposed Amendment

The effect of the proposed amendment would be to give the Board of Directors the authority to increase or decrease the number of directors serving on the Board, at their sole discretion, without approval of the members. The Board believes that requiring a meeting of the members to change the number of directors restricts the Board’s ability to manage the business of East Fork most efficiently, especially as East Fork’s needs change. However, the proposed amendment would maintain the minimum number of directors at three, while eliminating the maximum number of directors. The minimum will be maintained in order to preserve the classified nature of the Board of Directors, thus preserving the benefits of a

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staggered board. Also, this proposed amendment would not change the authority of the members to elect nominees for our Board of Directors presented at an annual meeting of members.

The proposed amendment further provides:

  that during the intervals between annual meetings of members, any vacancy occurring in the Board caused by resignation, removal, death or incapacity and any newly created directorships resulting from an increase in the number of directors, will be filled by a majority vote of the directors then in office;
  each director chosen to fill a vacancy will hold office for the unexpired term in respect of which such vacancy occurred; and
  each director chosen to fill a newly created directorship will hold office until the next election of the class for which such director shall have been chosen.

The Board has adopted resolutions proposing and recommending the amendment of Section 5.2 of our Operating Agreement to allow the board of directors to increase or decrease the number of directors, so long as such number is not less than three, subject to member approval of this proposal. The Board has separately proposed to repeal other provisions of our Operating Agreement, as discussed below in “Proposal 3: Amendment of East Fork’s Operating Agreement to Remove the Requirement of Unanimous Membership Approval to File for Bankruptcy Relief.” The amendments to our Operating Agreement proposed under this Proposal 2 and Proposal 3 are set forth in Exhibit A, with deletions indicated by strikeout and additions indicated by underline, and reflecting conforming and other updating changes in our Operating Agreement that will be made to the extent members approve the amendments. The current provisions and proposed amendment described below are qualified in their entirety by reference to the actual text as set forth in Exhibit A.

Vote Necessary to Approve the Amendment and Effectiveness

The affirmative vote of the holders of a majority of the membership voting interests represented at the annual meeting in person or by proxy, a quorum being present, will be required for approval of Proposal 2. Units not present at the meeting and units voting “abstain” effectively count as votes against the amendment. If Proposal 2 is approved, the amendment to our Operating Agreement will become effective immediately.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the proposal to amend East Fork’s Operating Agreement to allow the Board of Directors to increase or decrease the number of directors.

PROPOSAL 3 – AMENDMENT TO EAST FORK’S OPERATING AGREEMENT TO
REMOVE THE REQUIREMENT OF UNANIMOUS MEMBERSHIP APPROVAL
TO FILE FOR BANKRUPTCY RELIEF

Our Board, in its continuing review of corporate governance matters, has concluded that it is in the best interests of East Fork to amend our Operating Agreement to remove the requirement of unanimous membership approval to file for bankruptcy relief for East Fork.

Purpose and Effects of the Proposed Amendment

Section 5.6(a)(iv) of our Operating Agreement currently restricts the Board from voluntarily taking any action that would cause a bankruptcy of East Fork without the unanimous consent of our members. The current Board has no present intention to cause East Fork to file a bankruptcy petition. On June 16, 2008, as reported in East Fork’s Form 8-K Current Report filed on June 23, 2008, we entered into a restructuring agreement with our principal lender, Farm Credit Services of America, FLCA. The Board and management continue to monitor soy oil and biodiesel prices and investigate working capital financing, feedstock options, and other matters which might allow future profitable operation of the plant. However, bankruptcy may be an option that has to be considered by the Board in the future if market conditions continue to preclude profitable operations.

The effect of this amendment would be to give the Board, rather than the members acting only by unanimous vote, the authority to take East Fork into bankruptcy. If a bankruptcy petition became an appropriate remedy to preserve and protect East Fork, our Board believes it would be virtually impossible to obtain unanimous consent of our more than 1,600 members to any action related to East Fork’s bankruptcy. Our Board believes the decision to file a bankruptcy petition is a decision which usually and properly falls within the authority of the Board and the requirement to obtain unanimous member consent to this action unduly hampers the ability of the Board to operate East Fork in a business-like fashion.

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If approved, the filing of a bankruptcy petition would be permitted by approval of a majority of the Board of Directors. This amendment would not modify the limited liability of any member or alter the membership economic interest of any member. The Board also believes that it is in the best interest of East Fork and its members that the Board be able to seek the protection afforded under the federal bankruptcy laws if necessary to protect the assets or business of East Fork from ppressive or adverse claims or actions of third parties, including claims of creditors of East Fork.

The Board has adopted resolutions proposing and recommending the amendment to our Operating Agreement to remove the existing requirement of unanimous membership approval to file for bankruptcy relief. The Board has separately proposed to repeal other provisions of the Operating Agreement, as discussed below in “Proposal 2: Amendment of East Fork’s Operating Agreement to Allow the Board of Directors to Increase or Decrease the Number of Directors.” The amendments to our Operating Agreement under Proposal 2 and this Proposal 3 are set forth in Exhibit A, with deletions indicated by strikeout and additions indicated by underline, and reflecting conforming changes and updating changes in our Operating Agreement that will be made to the extent members approve the amendments. The current provisions and proposed amendment described below are qualified in their entirety by reference to the actual text as set forth in Exhibit A.

Vote Necessary to Approve the Amendment and Effectiveness

The affirmative vote of the holders of a majority of the membership voting interests represented at the annual meeting in person or by proxy, a quorum being present, will be required for approval of Proposal 3. Units not present at the meeting and units voting “abstain” effectively count as votes against the amendment. If Proposal 3 is approved, the amendment to our Operating Agreement will become effective immediately.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the proposal to amend East Fork’s operating agreement to remove the existing requirement of unanimous membership approval to file for bankruptcy relief.

PROPOSAL 4 – APPROVE AN INCREASE IN EAST FORK’S
AUTHORIZED MEMBERSHIP UNITS

Our Board has concluded that it is in the best interests of East Fork to increase the number of authorized membership units the Board may issue from 50,000 units to 200,000 units and to request member approval of that action. To that end, our Board approved the following resolution:

RESOLVED, that the members of East Fork Biodiesel, LLC approve an increase in East Fork’s authorized units to an aggregate of 200,000 membership units.

Purpose and Effects of Proposal 4

Section  5.6(b)(iv) of our current  Operating  Agreement  provides that the directors "shall not have the authority  to, and they  covenant and agree that they shall not cause the Company to,  without the consent of a majority of the Membership  Voting  Interests:" issue more than 50,000 units. The aggregate number of East  Fork's  issued  and  outstanding  units as of June 30,  2008 is  49,159.  Thus,  the  Board  has the authority  to issue only 841 units.  The effect of this  resolution  is to permit the Board,  from time to time,  to issue an  additional  150,000  units over its current  authority as  reflected in the  following chart.

Number of Membership Units that are:	Currently	After giving effect to Proposal No. 4

Currently Authorized	50,000	200,000
Currently Outstanding	49,159	49,159
Available for Issuance	841	150,841
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As noted below, the Board is seeking member approval to remove the existing $1,000 per unit minimum purchase price of authorized but unissued units. See “Proposal 5: Approve the Issuance of Authorized Membership Units Without a Minimum Purchase Price per Unit.”

The amount of unused authority to issue units represents a significant limitation in authorized but unissued units available for future corporate purposes. Our Board has no current plans, understandings or agreements to issue additional units for any particular purpose. The Board believes that it would be in the best interest of East Fork and its members to increase the amount of authorized but unissued units for issuance, from time to time, in the discretion of our Board, for such purposes as our Board may determine, without further member approval (except as may be required for a particular transaction by applicable law or the requirements of regulatory agencies). These purposes may include, among other things, issuance of additional units for general corporate purposes, including repayment or refinancing of bank debt, working capital, capital expenditures, such as to adapt the plant to utilize alternative feedstock, to effect unit splits or unit distributions and other bona fide business purposes within the limitations of Iowa law, subject to conditions of existing loan agreements.

Our Board believes that an increase in the authorized number of membership units will give us added flexibility to act in the future with respect to these purposes without the delay and expense of member action each time an opportunity requiring the issuance of membership units may arise.

The additional units to be authorized will become part of the existing class of units, and the resolution would not affect the terms of the outstanding units or the rights of the holders of the units. However, the issuance of additional units, other than in connection with a units split or unit distribution, may, among other things, have a dilutive effect on members’ percentage ownership, earnings per unit and voting rights of current holders of units. The issuance of additional units, or the perception that additional units may be issued, may also adversely affect the market price of East Fork’s units.

In addition, although the Board is not recommending the increase in the authorized units with the intent that it be utilized as a type of anti-takeover device, greatly increasing the amount of the authorized units can be used as a takeover defense against hostile takeovers. For example, without further member approval, the Board could strategically sell units in a private transaction to purchasers who would oppose a takeover or favor the current Board to prevent a change in control. The issuance of a significant amount of additional units would effectively dilute the voting power of the other outstanding units and increase the potential cost to acquire control of East Fork. However, this proposal is not part of any present plan to adopt a series of amendments having an anti-takeover effect, as our Board does not intend to propose anti-takeover measures in future proxy solicitations.

Although the Board is motivated by business and financial considerations in proposing this resolution, and not by the threat of any attempt to accumulate units or otherwise gain control of East Fork (and the Board is not currently aware of any such attempts), approval of the resolution could facilitate the Board’s ability to deter or prevent changes of control in the future, including transactions in which the members might otherwise receive a premium for their units over then-current market prices or benefit in some other manner.

Description of Membership Units

Ownership rights in East Fork are evidenced by membership units. There is only one class of membership units. Any newly authorized membership units subsequently issued for general company purposes would have the same rights as the membership units currently authorized and issued to members of East Fork.

Each membership unit represents a pro rata ownership interest in East Fork’s capital, profits, losses and distributions, if and when declared by our Board, and the right to vote and participate in our management as provided in our Operating Agreement attached as Exhibit A. Members do not have conversion, preemptive or other subscription rights, and there are no sinking fund provisions with respect to the membership

15

units. Therefore, if we decide to issue additional membership units in the future, we could do so without first offering the additional membership units to our members, which may dilute each member’s percentage of the total membership interests in East Fork.

Vote Necessary to Approve the Amendment and Effectiveness

The affirmative vote of the holders of a majority of the membership voting interests represented at the annual meeting in person or by proxy, a quorum being present, will be required for approval of Proposal 4. Units not present at the meeting and units voting “abstain” effectively count as votes against the amendment. If Proposal 4 is approved, the increase in our authorized units will become effective immediately.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the proposal to approve an increase in East Fork’s authorized membership units.

PROPOSAL 5 – APPROVE THE ISSUANCE OF AUTHORIZED MEMBERSHIP UNITS WITHOUT A MINIMUM PURCHASE PRICE PER UNIT

Our Board has concluded that it is in the best interests of our members to authorize the issuance by the Board of authorized, but unissued units, without a minimum purchase price per unit and to request member approval of that action. To that end, the Board has adopted the following resolution:

RESOLVED, that the members of East Fork Biodiesel, LLC authorize the issuance of authorized, but unissued units, without a minimum purchase price per unit, but at such price as the Board shall determine in its discretion.

Purpose and Effects of Proposal 5

Section  5.6(b)(iii) of our current Operating  Agreement  provides that the directors "shall not have the authority to, and they  covenant and agree that they shall not cause the Company to,  without he consent of a majority of the Membership  Voting  Interests:"  issue  authorized  but unissued  units at a purchase price of less than $1,000 per unit.  This  restriction  hampers the  Board's  ability to  competitively  offer  units to  prospective  investors. Furthermore,  in the best judgment of the Board, the minimum purchase price does not bear any rational  relation to the  current  fair  market  value of our  units.  Providing  the Board  with the  additional  flexibility  to issue authorized but unissued units without a minimum  purchase price,  but at such price as the Board shall determine in its discretion,  will be  beneficial  to East Fork in  attracting  new  capital in this  difficult  operating  and borrowing market.

As noted above, the Board has requested member approval to increase the number of East Fork’s membership units that the Board is authorized to issue from 50,000 units to 200,000 units. See “Proposal 4: Approve an Increase in East Fork’s Authorized Membership Units.”

In the first calendar quarter of 2006, we sold:

•	200 of our membership units to our founding members at a price of $250 per unit and received a total of $50,000;

•	1,553 of our membership units to three of our founding members and 19 additional members at a price of $333 per unit and received a total of $517,666; and
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•
7,015 of our membership units to our seed capital members at a price of $500 per unit and received a total of $3,507,500. These units were issued under a private placement memorandum in which we offered a maximum of 10,000 units at an offering price of $500 per unit for a total offering of $5,000,000. On March 31, 2006 the private placement memorandum for the seed capital offering was closed and the seed capital subscription agreements from the seed capital were accepted and approved.

On June 22, 2006, we conducted our primary capital offering. This offering was amended to increase the offering size on September 7, 2006. We registered a minimum of 31,000 membership units and a maximum of 40,000 membership units at an offering price of $1,000 per unit. On October 16, 2006 we accepted 34,294 membership units at a sale price of $1,000 per unit. There were six additional closings occurring on various dates between November 20, 2006 and June 15, 2007 in which subscription for an additional 4,047 membership units were accepted at $1,000 per unit. From our sales of membership units we received total aggregate proceeds of approximately $38,341,000.

On October 16, 2006 our Board of Directors issued 50 units valued at $1,000 per unit to Ag Visions Enterprises, LLC (Ag Visions), in lieu of cash payment of $50,000 for consulting services we received from Ag Visions.

On April 29, 2008, our Board of Directors issued 2,000 units valued at $1,000 per unit to REG Ventures, LLC in lieu of cash payment for $2,000,000 for construction services we received from REG Construction Services, LLC under the Design-Build Agreement dated October 10, 2006. Our Board determined the $1,000 per unit price was consistent with our June 22, 2006 Iowa registered offering of membership units (amended September 7, 2006) at a sale price of $1,000 per unit.

Vote Necessary to Approve the Amendment and Effectiveness

The affirmative vote of the holders of a majority of the membership voting interests represented at the annual meeting in person or by proxy, a quorum being present, will be required for approval of Proposal 5. Units not present at the meeting and units voting “abstain” effectively count as votes against the amendment. If Proposal 5 is approved, the amended purchase price of authorized, but unissued units will become effective immediately.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the proposal to approve the issuance of authorized, but unissued units, without a minimum purchase price per unit.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS Since our inception, we have engaged in transactions with the following related parties:

•
we paid KMC Consultants LTD., owned by our principal executive officer, chairman and one of our directors, Mr. Clark, during 2007, $72,228 for Mr. Clark’s consulting services. For 2008 through June 30, 2008, we paid KMC Consultants LTD. $18,000 for Mr. Clark’s consulting services. See “Executive Compensation”, above;

•
we paid Mr. Mechler, our treasurer, one of our directors and member of the Compensation Committee, a cash bonus of $2,000 during 2007 in recognition of his services during the start-up of our operation consulting services. See “Executive Compensation”, above;

•

we paid Mr. Muller, a director of East Fork and a member of the Compensation Committee, during 2007, a cash bonus of $17,500 for providing management and oversight during our start-up of operations provided to us in 2006 and paid in 2007, prior to our hiring full-time managers. On January 11, 2007, we entered into an agreement with Mr. Muller to serve as our owner’s representative during certain phases of construction of our plant. The agreement provides for compensation of $40 per hour while providing such services to us, as well as reasonable travel expenses. During 2007 Mr. Muller received $1,320 in compensation under this agreement.

•
we paid to Messrs. Kohlhaas, Kramer and Ulrich, certain of our directors, cash bonuses during 2007 in recognition of their services during the start-up of our operation. See “Compensation of Non-Employee Directors”, above;

•
we entered into an agreement with Mr. Kramer, one of our directors, to assist us with the bidding and contracting with our natural gas pipeline builder and management firm. During 2007 Mr. Kramer did not receive any compensation under this agreement. See Item 6, “Compensation of Non-Employee Directors”, above;

•
our director, Mr. Meyer, served as a director of Western Iowa Energy, LLC, a competitor of ours, from August 2003 to March 2007, when his term expired (Mr. Meyer was elected as one of our directors on January 26, 2006);

•
we issued 50 units to Ag Visions Enterprises, LLC (“Ag Visions”) on October 16, 2006 in lieu of cash payment of $50,000 for consulting services, including assistance with startup of our operations and raising equity capital, we received from Ag Visions under our consulting agreement with Ag Visions. Also, between March 2006 and April 2007, we paid Ag Vision a total of $175,059 in cash compensation for consulting services rendered under the consulting agreement; and

•
For 2008, on April 29, 2008, in connection with an individual compensation arrangement, our Board authorized the issuance of 2,000 units valued at $1,000 per unit to REG Ventures, LLC in lieu of cash payment of $2,000,000 for construction services East Fork received from REG Construction Services under the Design-Build Agreement dated October 10, 2007. Our Board determined the $1,000 per unit price was consistent with our June 22, 2006 Iowa registered offering of membership units (amended September 7, 2006) at a sale price of $1,000 per unit.

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 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF
 DIRECTORS REGARDING ANNUAL FINANCIAL STATEMENTS

The Board acted as the audit committee for the fiscal year ended  September 30, 2007 (Audit Committee). The Audit Committee was appointed in October 2008, and first met in January 2008.

The Audit  Committee has reviewed East Fork's  financial  reporting  process.  Management  has the primary responsibility  for  the  financial  statements  and  the  reporting  process.   East  Fork's  independent registered  accounting  firm is  responsible  for  expressing an opinion on the  conformity of the audited financial  statements to U.S. generally accepted accounting  principles.  The Audit Committee reviewed and discussed with  management  East Fork's audited  financial  statements as of and for the fiscal year ended September 30,  2007.  The Audit  Committee has discussed  with  McGladrey & Pullen,  LLP, its  independent registered  accounting  firm,  the matters  required to be discussed  by  Statement on Auditing  Standards No. 61  Communication with audit committees,  as amended,  by the Auditing Standards Board of the American Institute of  Certified  Public  Accountants.  The Audit  Committee  has received and reviewed the written disclosures  and the letter to  management  from  McGladrey  & Pullen,  LLP as  required  by  Independence Standards Board Standard No. 1, and has discussed with the independent  registered  public accounting firm their  independence.  The Audit Committee has considered  whether the provision of services by McGladrey & Pullen, LLP not related to the audit of the financial  statements  referred to above and to the reviews of the interim  financial  statements  included in East Fork's Annual Report to Members are  compatible  with maintaining McGladrey & Pullen, LLP’s independence.

Based on the reviews and discussions  referred to above,  the Audit Committee  determined that the audited financial  statements  referred  to above be included in the Annual  Report to Members  accompanying  this proxy statement for the fiscal year ended September 30, 2007.

Audit Committee
Lennon Brandt
Kenneth M. Clark
Michael L. Duffy
Michael Kohlhaas
Allen A. Kramer
Jack W. Limbaugh, Jr.
Akshay Mahadevia
Dale W. Mechler
James A. Meyer
Daniel J. Muller
Larry Sterk
Dean Ulrich

Independent Registered Public Accounting Firm

McGladrey & Pullen, LLP was designated by the Audit Committee to audit the consolidated financial statements of East Fork for the years ended September 30, 2006 and 2007.

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A representative of McGladrey & Pullen, LLP is expected to be present at the annual meeting of members, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Christianson & Associates, PLLP, Certified Public Accountants (“Christianson”), was our independent auditor since our inception through March 31, 2006. Christianson’s reports on our financial statements have not contained any adverse opinion, disclaimer of opinion or modification. The decision to change auditors and dismiss Christianson was approved by our Board of Directors. There were no disagreements with Christianson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure, which, if not resolved to the former account’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. A copy of this disclosure has been provided to Christianson and we have received a response that Christianson agrees with this disclosure. McGladrey has been our independent registered public accounting firm since March 31, 2006.

Audit Fees

For 2007 and 2006, McGladrey & Pullen, LLP and its affiliate, RSM McGladrey, Inc. (collectively McGladrey) performed the following professional services and received fees in the amounts indicated:

	2007	2006

Audit(1)	$34,797	$5,000
Audit-Related(2)
Tax	5,330	0
All Other	11,904	0

Total	$52,031	$5,000

(1)	Audit fees include review of regulatory filings and quarterly financial statements and research and consultation related financial statements and to such filings.

(2)	Audit-related fees were paid for assurance and other services reasonably related to the performance of the audit of the financial statements that are not reported under “Audit Fees.”

Prior to engagement of our independent registered public accounting firm to perform audit services for East Fork, such firm was pre-approved by the board of directors, acting as the audit committee.

One hundred percent (100%) of all audit services, audit-related services and tax services were pre-approved by our board of directors.

The Audit Committee has selected McGladrey as its independent registered public accountants for purposes of auditing the Financial Statements of East Fork for the year ending September 30, 2008.

The Report of the  Audit Committee set forth above shall not be deemed to be incorporated by reference into any filing made by East Fork under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent East Fork incorporates such Presentation and Reports by specific reference.

MEMBER PROPOSALS FOR 2009 ANNUAL MEETING

With the completion of our registration under Section 12(g) of the Exchange Act and restructuring agreement with our principal lender, Farm Credit Services of America, FLCA, our Board intends to return to a March annual meeting date and has set the 2009 Annual Meeting date for March 20, 2009 at our plant in Algona, Iowa. Members interested in submitting a proposal for inclusion in the proxy materials at the 2009 Annual Meeting may do so by following the rules prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, member proposals must be received by East Fork’s Corporate Secretary no later than December 1, 2008 at the address shown on the cover of this Proxy Statement, sent by registered, certified or express mail.

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Members who want to bring business before the 2009 Annual Meeting of Members, other than through a member proposal in accordance with SEC rules, must notify the Corporate Secretary of East Fork in writing and provide the information required by the provisions of East Fork’s Operating Agreement dealing with member proposals. The notice must be delivered to or mailed and received at the address of East Fork shown on the cover of this Proxy Statement not before December 1, 2008 and not after January 15, 2009. The requirements for such notice are set forth in East Fork’s Operating Agreement, which is filed as Exhibit “A” to this Proxy Statement. A copy of our Operating Agreement may be obtained from the Corporate Secretary at the address of East Fork shown on the cover of this Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors to file initial reports of ownership and reports of changes in that ownership with the SEC. Specific due dates for these reports have been established, and East Fork is required to disclose in its proxy statement any failure to file by these dates in 2007.

However, since our executive officers and directors were not subject to the requirements of Section 16(a) in 2007 because we had not registered our units under Section 12(g) of the Exchange Act, we believe there were no filings applicable to our executive officers and directors during 2007.

OTHER BUSINESS

As of the date of this proxy statement, we know of no other business that will be presented for consideration at the annual meeting other than the items referred to above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card will vote such proxy at their discretion.

ANNUAL REPORT TO MEMBERS

East Fork’s Annual Report to Members for the fiscal year ended September 30, 2007, including financial statements, accompanies the mailing of this Proxy Statement to our members of record. The Annual Report to Members does not constitute a part of the proxy soliciting material. A copy of the Annual Report may be obtained at the annual meeting, at our website at www.eastforkbiodiesel.com under “SEC Compliance” or by contacting Darci Probst at East Fork Biodiesel, LLC, 2108 140th Avenue, P.O. Box 21, Algona, IA 50511. We were not required to file an Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007. Each member may obtain a copy of our Form 10 Registration Statement under the Exchange Act free of charge from us at the address listed above or from the SEC’s website at http://www.sec.gov.

OTHER MATTERS

In addition to solicitation by mail, some of our directors, officers and regular employees may, without extra remuneration, solicit proxies personally or by telephone, electronic transmission or facsimile. We may also request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of membership units held of record and will reimburse such persons for their expenses. The cost of the solicitation of proxies will be borne by East Fork. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokerage houses, nominees, custodians and fiduciaries. In addition, the cost will include the reasonable expenses for completing the mailing of such material to such beneficial owners.

FORWARD-LOOKING STATEMENTS - The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This Proxy Statement contains information that may be deemed forward-looking and that is based largely on our current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are the ability to make our principal and interest payments and avoid a default under our senior credit agreement if soybean oil and biodiesel prices do not allow us to operate our biodiesel plant profitably, the ability to secure and the cost of working capital financing in light of economic environment of the biodiesel industry and the economic environment in general, changes in

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interest rates, prices of or demand for diesel fuel, refined soybean oil and other commodity prices, energy costs, shipping costs, available production and management personnel, legislative and regulatory rulings and other results of operations or financial conditions. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this Proxy Statement. East Fork does not publicly undertake to update or revise its forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

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EXHIBIT A

FIRST AMENDED AND RESTATED

OPERATING AGREEMENT

OF

EAST FORK BIODIESEL, LLC

Dated: Effective ~~January~~ August 26, 2008~~6~~

~~OPERATING AGREEMENT~~
~~OF~~
~~EAST FORK BIODIESEL, LLC~~

TABLE OF CONTENTS

Page

ARTICLE I. THE COMPANY	1
1.1 Formation	1
1.2 Name	1
1.3 Purpose; Powers	1
1.4 Principal Place of Business	2~~1~~
1.5 Term	2~~1~~
1.6 Registered Agent	2~~1~~
1.7 Title to Property	2
1.8 Payment of Individual Obligations	2
1.9 Independent Activities; Transactions With Affiliates	2
1.10 Definitions	2

ARTICLE II. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS	7
2.1 Initial Capital Contributions	7
2.2 Additional Capital Contributions; Additional Units	7
2.3 Capital Accounts	7

ARTICLE III. ALLOCATIONS	8
3.1 Profits	8
3.2 Losses	8
3.3 Special Allocations	8
3.4 Regulatory Allocations	9~~10~~
3.5 Loss Limitation	10
3.6 Other Allocation Rules	10
3.7 Tax Allocations: Code Section 704(c)	10~~11~~
3.8 Tax Credit Allocations	11

ARTICLE IV. DISTRIBUTIONS	11
4.1 Net Cash Flow	11
4.2 Amounts Withheld	11
4.3 Limitations on Distributions	11

ARTICLE V. MANAGEMENT	11
5.1 Directors	11
5.2 Number of Directors	11~~12~~
5.3 Election of Directors	12
5.4 Authority of Directors	12~~13~~
5.5 Director as Agent	14
5.6 Restriction on Authority of Directors	14

i

5.7 Meetings	15
5.8 Notice	15
5.9 Conduct of Meeting	15~~16~~
5.10 Quorum	15~~16~~
5.11 Manner of Acting; Informal Action	15~~16~~
5.12 Presumption of Assent	16
5.13 Removal of Directors	16
5.14 Vacancies	16
5.15 Compensation	16
5.16 Committees; Authority	16
5.17 Voting; Potential Financial Interest	16~~17~~
5.18 Duties and Obligations of Directors	16~~17~~
5.19 Officers	17
5.20 Execution of Instruments	18
5.21 Limitation of Liability; Indemnification	18

ARTICLE VI. MEMBERSHIP UNITS; MEMBERS	18~~19~~
6.1 Membership Units	18~~19~~
6.2 Certificates; Surrender for Transfer	18~~19~~
6.3 Members	18~~19~~
6.4 Additional Members	19
6.5 Members’ Voting Rights	19
6.6 Member Meetings	19~~20~~
6.7 Place of Meeting	19~~20~~
6.8 Conduct of Meetings	19~~20~~
6.9 Notice	19~~20~~
6.10 Contents of Notice	19~~20~~
6.11 Adjourned Meetings	20
6.12 Waiver of Notice	20
6.13 Fixing of Record Date	20~~21~~
6.14 Quorum and Proxies	20~~21~~
6.15 Voting; Action by Members	20~~21~~
6.16 Termination of Membership	20~~21~~
6.17 Continuation of the Company	21
6.18 No Member Right of Redemption or Return of Capital	21
6.19 Waiver of Dissenters Rights	21
6.20 Loans	21

ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS	21~~22~~
7.1 Accounting, Books and Records	21~~22~~
7.2 Delivery to Members and Inspection	21~~22~~
7.3 Reports	21~~22~~
7.4 Tax Matters	23

ARTICLE VIII. AMENDMENTS	23
8.1 Amendments	23

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ARTICLE IX. TRANSFERS	23
9.1 Restrictions on Transfers	23
9.2 Permitted Transfers	23
9.3 Conditions Precedent to Transfers	24
9.4 Prohibited Transfers	24~~25~~
9.5 No Dissolution or Termination	24~~25~~
9.6 Prohibition of Assignment	24~~25~~
9.7 Rights of Unadmitted Assignees	25
9.8 Admission of Substitute Members	25
9.9 Representations Regarding Transfers	25~~26~~
9.10 Distributions And Allocations In Respect of Transfer Units	25~~27~~
9.11 Additional Members	25~~27~~

ARTICLE X. DISSOLUTION AND WINDING UP	27
10.1 Dissolution	27
10.2 Winding Up	27
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts	27~~28~~
10.4 Deemed Distribution and Recontribution	27~~28~~
10.5 Rights of Unit Holders	27~~28~~
10.6 Allocations During Period of Liquidation	27~~28~~
10.7 Character of Liquidating Distributions	28~~29~~
10.8 The Liquidator	28~~29~~
10.9 Forms of Liquidating Distributions	28~~29~~

ARTICLE XI. MISCELLANEOUS	28~~29~~
11.1 Notices	28~~29~~
11.2 Binding Effect	28~~29~~
11.3 Construction	28~~29~~
11.4 Headings	28~~29~~
11.5 Severability	28~~29~~
11.6 Incorporation By Reference	29~~30~~
11.7 Variation of Terms	29~~30~~
11.8 Governing Law	29~~30~~
11.9 Waiver of Jury Trial	29~~30~~
11.10 Counterpart Execution	29~~30~~
11.11 Specific Performance	29~~30~~
11.12 No Third Party Rights	29~~30~~

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FIRST AMENDED AND RESTATED OPERATING AGREEMENT
OF
EAST FORK BIODIESEL, LLC

          THIS FIRST AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into effective as of the 26th day of ~~January, 2006~~August, 2008, by and among East Fork Biodiesel, LLC, an Iowa limited liability company (the “Company”), each of the Persons identified as Members on attached Exhibit “A,” and any other Persons that may from time-to-time be subsequently admitted as Members of the Company in accordance with the terms of this Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 1.10.

          WHEREAS, the initial Members of the Company desire to form the Company to own, construct, operate, lease, finance and invest in biodiesel production and co-product production facilities; process soybean oil and other feedstocks into biodiesel and related co-products; and market such biodiesel and co-products;

          WHEREAS, the original Operating Agreement was entered into as of January 26, 2006 and was subsequently amended by the Board of Directors and the Members as of May 4, 2006 and the provisions of the Operating Agreement as heretofore amended  are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled “First Amended and Restated Operating Agreement of East Fork Biodiesel, LLC,” without further amendment and without any discrepancy between the provisions of the Operating Agreement as heretofore amended and supplemented and the provisions of such single instrument as hereinafter set forth.

          NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I. THE COMPANY

1.1     Formation. The initial Members formed the Company as an Iowa limited liability company by filing Articles of Organization with the Iowa Secretary of State on January 5, 2006.

1.2     Name. The name of the Company shall be “East Fork Biodiesel, LLC,” and all business of the Company shall be conducted in such name.

1.3     Purposes; Powers. The nature of the business and purposes of the Company are to: (i) own, construct, operate, lease, finance, contract with, and/or invest in biodiesel production and co-product production facilities; (ii) process soybean oil and other feedstocks into biodiesel and related co-products, and market such biodiesel and co-products; and (iii) engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to, and in furtherance of, the purposes of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Article V of this Agreement.

1.4     Principal Place of Business. The Company shall continuously maintain a principal place of business in Iowa. The principal place of business of the Company shall be at 220 East State Street, Algona, Iowa 50511, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal place of business.

1.5     Term. The term of the Company commenced on the date the Articles were filed with the Iowa Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Article X of this Agreement.

1.6     Registered Agent. The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Iowa. The name and address of the Company’s ~~initial~~ Registered Agent is Edmund H. Carroll, Lane & Waterman LLP, 220 N. Main Street, Suite 600, Davenport, IA 52801~~shall be Harold N. Schneebeck, 666 Grand Avenue, Suite 2000, Des Moines, Iowa 50309~~.

1.7     Title to Property. All Property owned by the Company shall be owned by the Company as an entity and not in the name of any Member, and no Member shall have any ownership interest in such Property, except as a Member of the Company. Each Member’s interest in the Company shall be personal property for all purposes.

1.8     Payment of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9     Independent Activities; Transactions With Affiliates. The Directors shall be required to devote such time to the business and affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that they deem appropriate in their discretion. Provided that no Director of the Company shall serve on the Board of Directors of, or serve in any role other than as a passive investor in, any company or venture engaged in the biodiesel industry, without giving prior written notice to, and obtaining the consent in writing of, the Board of Directors of the Company, neither this Agreement nor any activity undertaken pursuant hereto shall: (i) prevent any Member or Director or their Affiliates from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any other Member; or (ii) require any Member or Director to permit the Company or any other Director or Member or their Affiliates to participate in any such activities. As a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to, or otherwise deal with, any Member (including any Member who is also a Director), or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been entered into with an independent third party.

1.10     Definitions. Capitalized words and phrases used in this Agreement have the following meanings:

(a)      “Act” means the Iowa Limited Liability Company Act, Chapter 490A, Code of Iowa (2005), as amended from time to time, or any corresponding provisions of any succeeding law.

(b)      “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) crediting to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences of Sections 1.04-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c)     “Affiliate” means, with respect to any Person or entity: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or entity; (ii) any officer, director, general partner, member or trustee of any such Person or entity; or (iii) any Person or entity who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect a majority of the directors, members, or persons exercising similar authority with respect to such Person or entities.

(d)     “Agreement” means the Company’s Operating Agreement, as amended from time to time.

(e)     “Articles” means the Company’s Articles of Organization on file with the Iowa Secretary of State’s Office, as amended from time to time.

(f)     “Assignee” means a transferee of Units who is not admitted as a Substitute Member pursuant to Section 9.8 of this Agreement.

(g)     “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3 of this Agreement.

(h)     “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars), and the initial Gross Asset Value of any assets or property other than money, contributed by the Member or such Member’s predecessors in interest to the Company, (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units held or purchased by such Member, including additional Capital Contributions.

(i)     “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(j)     “Company” means East Fork Biodiesel, LLC, an Iowa limited liability company.

(k)     “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(l)     “Debt” means: (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by notes, bonds or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company, whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations, contingent or otherwise, under direct or indirect guarantees of indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above. Notwithstanding the foregoing, however, Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

(m)     “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning

Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

(n)      “Director” means any Person who: (i) is elected as a Director pursuant to Article V of this Agreement or who has otherwise become a Director pursuant to the terms of this Agreement; and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” mean all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.

(o)     “Dissolution Event” shall have the meaning set forth in Section 10.1 of this Agreement.

(p)     “Effective Date” means January 26, 2006.

(q)     “Facilities” means the biodiesel and co-product production facilities to be constructed and operated by the Company.

(r)     “Fiscal Year” means: (i) any twelve-month period commencing on January 1 and ending on December 31; and (ii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Article X of this Agreement, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

(s)     “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

(t)     “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 of this Agreement shall be as set forth in such Section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) upon the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) upon the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; and (C) upon the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased or decreased, as applicable, to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) of this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv) of this paragraph, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

(u)     “Issuance Items” has the meaning set forth in Section 3.3(h) of this Agreement.

(v)     “Liquidation Period” has the meaning set forth in Section 10.6 of this Agreement.

(w)     “Liquidator” has the meaning set forth in Section 10.8 of this Agreement.

(x)     “Member” means any Person: (i) whose name is set forth as such on Exhibit “A” initially attached hereto or as it may be amended from time to time, or who has become a Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more Units and has not ceased to be a Member pursuant to the terms of this Agreement. “Members” means all such Persons.

(y)     “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses‚” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company as required by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”

(z)     “Membership Interest” means collectively, the Membership Economic Interest and the Membership Voting Interest.

(aa)     “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or as required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to One (1) vote for each Unit registered in the name of such Member as shown in the Unit Holder Register.

(bb)     “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for Company expenses, debt payments, capital improvements, replacements and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by Depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.

(cc)     “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

(dd)     “Nonrecourse Liability” has the meaning set forth in Section l.704-2(b)(3) of the Regulations.

(ee)     “Officer” means any Person who: (i) is appointed as an Officer pursuant to Section 5.19 of this Agreement or who has otherwise become an Officer pursuant to the terms of this Agreement; and (ii) has not ceased to be an Officer pursuant to the terms of this Agreement. “Officers” mean all such Persons.

(ff)     “Permitted Transfer” has the meaning set forth in Section 9.2 of this Agreement.

(gg)     “Person” means any individual, general or limited partnership, joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

(hh)     “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

(ii)     “Property” means all real and personal property acquired by the Company (including cash), and any improvements thereto, and shall include both tangible and intangible property.

(jj)     “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

(kk)     “Regulatory Allocations” has the meaning set forth in Section 3.4 of this Agreement.

(ll)     “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

(mm)     “Securities Act” means the Securities Act of 1933, as amended.

(nn)     “Tax Matters Member” has the meaning set forth in Section 7.4 of this Agreement.

(oo)     “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, to voluntarily or involuntarily transfer, give, sell, exchange, assign, pledge, bequest, hypothecate or otherwise dispose of.

(pp)     “Unit” means an ownership interest in the Company issued in consideration of a Capital Contribution made as provided in Article II of this Agreement.

(qq)     “Unit Holder” means any Person who is the owner of one or more Units. “Unit Holders” means all such Persons.

(rr)     “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

(ss)     “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

(tt)     “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

(uu)     “Unit Holder Register” means the register maintained by the Company at its principal office or by the Company’s duly appointed agent, setting forth the name, address and Capital Contributions of each Unit Holder (or such Unit Holder’s predecessors in interest), and the number of Units, certificate number(s) and date of issuance of Units issued to each Unit Holder, which register shall be modified from time to time as additional Units are issued and as Units are Transferred pursuant to this Agreement

 .

ARTICLE II. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1     Initial Capital Contributions. The name, address, initial Capital Contribution and initial Units quantifying the Membership Interest of each of the initial Members are set forth on Exhibit “A” attached hereto, and shall also be set forth on the Unit Holder Register.

2.2      Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.6, additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Persons acquiring such Units.

2.3     Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a)     To each Unit Holder’s Capital Account there shall be credited: (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

(b)     To each Unit Holder’s Capital Account there shall be debited: (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c)     In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d)     In determining the amount of any liability for purposes of subparagraphs (a) and (b) above Code Section 752(c) and any other applicable provisions of the Code and Regulations shall be taken into account.

               The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-l(b), and shall be interpreted and applied in a manner consistent therewith. In the event the Directors determine that it is prudent to modify the manner in which Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article X of this Agreement upon the dissolution of the Company. The Directors also shall: (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-l(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-l(b)

.

ARTICLE III. ALLOCATIONS

3.1     Profits. After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2     Losses. After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3     Special Allocations. The following special allocations shall be made in the following order:

(a)     Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)     Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c)     Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), or 1.704-l(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in the Agreement.

(d)     Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of: (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, then in such circumstance each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Sections 3.3(c) and 3.3(d) were not in this Agreement.

(e)     Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

(f)     Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g)     Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m)(2) or 1.704-l(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-l(b)(2)(iv)(m)(4) applies.

(h)     Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4     Regulatory Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Unit Holders that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Unit Holder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unit Holder would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).

3.5     Loss Limitation. Losses allocated pursuant to Section 3.2 of this Agreement shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 of this Agreement, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-l(b)(2)(ii)(d) of the Regulations.

3.6     Other Allocation Rules.

(a)     For purposes of determining Profits, Losses and any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.

(b)     The Unit Holders are aware of the income tax consequences of the allocations made by this Article III and hereby agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes.

(c)     Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company Profits shall be deemed to be as provided in the Capital Accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

(d)     Profits and Losses to the Unit Holders shall be allocated among the Unit Holders in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.

3.7     Tax Allocations; Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.10(t) of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

3.8     Tax Credit Allocations. All income tax credits with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective Membership Interests for the Fiscal Year during which the expenditure, production, sale or other event giving rise to such credits occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of Regulations Section 1.704-l(b)(4)(ii) and shall be interpreted consistently therewith.

ARTICLE IV. DISTRIBUTIONS

 4.1     Net Cash Flow. Subject to the terms and conditions of any applicable loan covenants and restrictions, the Directors, in their sole discretion, shall make distributions of Net Cash Flow, if any, to the Unit Holders in proportion to Units held. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2     Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state, local or foreign government, any amounts required to be so withheld, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3     Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Article IV and in Article X of this Agreement. Notwithstanding any other provision, no distribution shall be made if not permitted to be made under the Act.

ARTICLE V. MANAGEMENT

5.1     Directors. Except as otherwise provided in this Agreement or required by law, the Directors shall direct the business and affairs and exercise all of the powers of the Company, and shall adopt such policies, rules, regulations and actions as they deem advisable. Subject to Section 5.6 of this Agreement or any other express provisions of this Agreement, the business and affairs of the Company shall be managed by or under the direction of the Directors and not by the Members. Notwithstanding any other provision in this Agreement to the contrary, the amendment or repeal of this Section 5.1, or the adoption of any provision inconsistent herewith, shall require the approval of a majority of the Membership Voting Interests.

5.2     Number of Directors. The Board of Directors shall consist of such number as shall be fixed from time to time by resolution adopted at a meeting of the Members or as may be determined by the Board of Directors as hereinafter provided. The number of Directors shall never be ~~an odd number which cannot be~~ less than t~~T~~hree (3) ~~or more than Thirteen (13)~~.  The Directors shall have power from time to time, and at any time, when the Members as such are not assembled in a meeting, regular or special, to increase or decrease their own number. During the intervals between annual meetings of Members, any vacancy occurring in the Board of Directors caused by resignation, removal, death or incapacity and any newly created directorships resulting from an increase in the number of Directors, shall be filled by a majority vote of the Directors then in office. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director chosen to fill a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen. When the number of Directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among Group I, Group II and Group III as to make all such classes as nearly equal in number as possible. Each

Director shall serve until a successor shall have been duly elected and qualified, except in the event of resignation, removal, death or other incapacity. ~~Prior to any action by the Members to change or fix the number of Directors, the number of Directors may be changed from time to time within that variable range by the Directors. Once the Members have taken action to change or fix the number of Directors, the Directors shall no longer have any authority to change the number of Directors from the number last approved by the Members, unless and until such authority is again granted by the Members. The Members may increase or decrease the number of Directors last approved, and may change from a variable range to a fixed number or vice versa, at any annual or special meeting.~~

5.3     Election of Directors.

(a)     Election; Terms. The initial Directors shall be appointed by the initial Members and shall serve until the first annual meeting of the Members following the date on which substantial operations of the Facilities commence, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. After the expiration of the initial terms of the Directors, at each annual meeting of the Members, Directors shall be elected by the Members for staggered terms of Three (3) years (except as hereafter provided with respect to the initial terms of Group I and Group II Directors) and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. Unless the initial Directors agree unanimously on the classification of Directors, the initial Directors shall conduct a lottery to separately identify the Director positions to be elected at the first annual meeting following the date on which substantial operations of the Facilities commence, and shall so classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Directors. The term of Group I Directors shall expire first (initial term of 1 year with successors elected to 3 year terms thereafter), followed by those of Group II Directors (initial term of 2 years with successors elected to 3 year terms thereafter), and then Group III Directors (initial and subsequent terms of 3 years). If at any time the number of Directors is changed as provided in Section 5.2 above, the number of Group I, Group II and Group III Directors shall be adjusted, as necessary, so that approximately One-Third (1/3) of the Directors are elected at each annual meeting of the Members.

(b)     Nominations. Nominees for Director positions up for election shall be named by the then-current Directors or by a nominating committee established by the Directors. Nominations may also be made by any Member entitled to vote in the election of Directors. Any Member that intends to nominate a Person for election as a Director may do so only if written notice of such Member’s intent to make such nomination is given not less than Forty-Five (45) nor more than Ninety (90) days prior to the first day of the month corresponding to the anniversary date of the annual meeting of the Company for the prior year. Each such notice shall set forth: (i) the name and address of the Member who intends to make the nomination; (ii) a representation that the Member is a holder of record of Units entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the Person specified in the notice; (iii) the name, age, address and principal occupation/employment of each nominee; (iv) a description of all arrangements or understandings between the Member and each nominee and any other Person(s) pursuant to which such nominations are to be made; (v) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director if so elected; and (vii) a nominating petition signed and dated by the holders of at least Five Percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate for the Director’s seat to be filled.

     The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if so determined, the defective nomination shall be disregarded. The amendment or repeal of this Section 5.3 or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests.

5.4     Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement and the Act, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform, and the further right and power by resolution to delegate to the Officers or such other Persons as the Directors deem appropriate, the right and power to do or perform, the following:

(a)     Conduct the business and carry on the operations of the Company, and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country, which may be necessary or convenient to effect any or all of the purposes for which the Company is organized;

(b)     Acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c)     Operate, maintain, finance, improve, construct, own, operate, sell, convey, assign, mortgage and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d)     Execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and operation of the business and affairs of the Company, including executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and where permitted, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

(e)     Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge or other lien on any Company assets;

(f)     Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber any or all of the Company assets;

(g)     Prepay in whole or in part, refinance, increase, modify or extend any liabilities affecting the assets of the Company and in connection therewith, execute any extensions or renewals of encumbrances on any or all of such assets;

(h)     Care for and distribute funds to the Members by way of cash income, return of capital or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company and this Agreement;

(i)     Contract on behalf of the Company for the employment and services of employees and independent contractors, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(j)     Engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(k)     Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement or the Articles, as may be necessary or appropriate to accomplish the purposes of the Company;

(l)     Institute, prosecute, defend, settle, compromise and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and engage counsel or others in connection therewith;

(m)     Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(n)     Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Interests and Units in consideration for such Capital Contribution; and

(o)     Indemnify Members, Directors or Officers, or former Members, Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.5     Director as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action.

5.6     Restrictions on Authority of Directors.

(a)     Notwithstanding any provision in this Agreement to the contrary, the Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

(i)     Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 of this Agreement;

(ii)     Knowingly engage in any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement; or

(iii)     Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose.~~; or~~

~~(iv)     Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.~~

(b)      The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

(i)     Merge, consolidate, exchange or otherwise dispose of all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii)     Confess a judgment against the Company in an amount in excess of $500,000;

(iii)     Issue Units at a purchase price of less than $1,000.00 per Unit;

(iv)     Issue more than an aggregate of ~~37,500~~50,000 Units; or

(v)     Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.

                The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Director that are specified in the Act as requiring the consent or approval of the Members. Unless otherwise required by this Agreement or the Act, any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

5.7     Meetings. A regular meeting of the Directors shall be held, without other notice than this Section, immediately after, and at the same place as, the annual meeting of the Members. Additionally, the Directors may, by resolution, prescribe the time and place for holding regular meetings and may provide that such resolution constitutes notice thereof. If the Directors do not prescribe the time and place for the holding of regular meetings, such regular meetings shall be held at the time and place specified in the notice of each such regular meeting. Unless otherwise prescribed by statute, special meetings may be called by, or at the request of, the President or any Two (2) or more Directors. The Directors may designate any location as the place of any regular or special meeting. If no designation is made, the place of meeting shall be the principal office of the Company.

5.8     Notice. Notice shall be given to each Director with respect to any special meeting of the Directors, stating the date, time and place of the meeting. Such notice shall be given at least Two (2) days prior thereto and shall be in writing, unless oral notice is reasonable under the circumstances. If mailed, such notice shall be deemed to be delivered on the earlier of Five (5) days after deposit in the U.S. mail addressed to the Director’s address as shown on the Company’s records with postage prepaid, or upon receipt. Any Director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to notice, and filed with the minutes relating to the action taken. A Director’s attendance at a meeting shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors need be specified in the notice or waiver of notice of such meeting.

5.9     Conduct of Meeting. All Directors, to the extent possible, shall personally attend all Directors meetings. However, any Director may participate in any regular or special meeting by any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person.

5.10     Quorum. A majority of the duly elected and qualified Directors shall constitute a quorum for the transaction of business. If less than a quorum is represented at a meeting, the Directors represented may adjourn the meeting and reschedule it for a later date without further notice. At such adjourned and rescheduled meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of Directors to leave less than a quorum.

5.11     Manner of Acting; Informal Action. Except as otherwise provided in this Agreement, the act of a majority of the Directors at a meeting at which a quorum is present shall be the act of the Directors. Unless otherwise provided by law, any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all Directors entitled to vote with respect the subject matter thereof. Unless otherwise provided by law or in this Agreement, any or all of the Board of Directors may participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

5.12     Presumption of Assent. A Director present at a meeting shall be presumed to have assented to action taken, unless the dissent of such Director is entered in the minutes of the meeting or unless such Director files a written dissent to such action with the other Directors before the adjournment thereof or forwards such dissent by mail to the other Directors immediately after the adjournment thereof. Such right to dissent shall not apply to a Director who voted in favor of an action.

5.13     Removal of Directors. The Members may remove a Director, with or without cause, at a meeting called for that purpose, if notice has been given that a purpose of the meeting is such removal.

5.14     Vacancies. Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of such Director’s predecessor in office. Any vacancy to be filled by reason of any increase in the number of Directors shall be filled by election at an annual or special meeting of the Members called for that purpose.

5.15     Compensation. The Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, officers or otherwise, and to provide for reimbursement to Directors of their reasonable expenses of attending Directors’ meetings.

5.16     Committees; Authority. The Directors may create such committees, and appoint such Directors to serve on them, as the Directors deem appropriate. Each committee must have Two (2) or more Directors, who serve at the pleasure of the Directors. The creation of a committee, and the appointment of Directors to serve on it, must be approved by a majority of the Directors. The procedural requirements for Board meetings under this Article V shall also apply to committee meetings. Board committees may exercise only those aspects of the Directors’ authority which are expressly conferred by the Directors by express resolution. Notwithstanding the foregoing, however, a committee may not, under any circumstances: (i) apportion or authorize distributions; (ii) approve or propose any action for which the Act requires Member approval; (iii) elect Officers; (iv) fill vacancies on the Board or on any of its committees; (v) adopt, amend, or repeal the Articles or this Agreement; (vi) approve a plan of merger; (vii) authorize or approve the reacquisition of Units, except according to a formula or method prescribed by the Directors; or (ix) authorize or approve the issuance or sale or contract for sale of Units or determine the designation and relative rights, preferences, and limitations of a class or series of Units.

5.17     Voting; Potential Financial Interest. No Director shall be disqualified from voting on any matter solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such potential financial interest was reasonably disclosed at the time of such vote.

5.18     Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any Director’s Affiliates. The Directors shall take all actions which may be necessary or appropriate: (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged; and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.19     Officers. The officers of the Company shall be appointed by the Directors and shall include a President, a Vice-President, a Secretary, a Treasurer, and such other Officers and assistant Officers as the Directors shall determine. One person may simultaneously hold more than one office. The Officers’ terms shall be specified by the Directors. If no term is specified, they shall hold office until the first meeting of the Directors held after the next annual meeting of the Members. If the appointment of Officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each Officer shall hold office until the officer’s successor is duly appointed and qualified, until the Officer’s death, or until the Officer resigns or is removed by the Directors. The designation of a specified term does not grant to an Officer any contract rights; and unless otherwise provided in a signed contract with the Company, Officers will be “at-will employees” subject to removal by the Directors at any time, with or without cause.

            Any officer may resign at any time by giving written notice to the President or the Secretary of the Company. Unless otherwise noted in the notice, the resignation shall be effective upon receipt.

            The Officers, and their duties and responsibilities shall be as follows:

(a)     President. The President shall be the principal executive officer of the Company and shall, subject to Directors’ control, generally supervise and control the Company’s business and affairs. The President shall, when present, preside at all Directors’ and Member meetings, and shall perform all duties incident to the office of President and such other duties as may be prescribed by this Agreement or by the Directors.

(b)     The Vice President(s). If one or more Vice Presidents are appointed by the Directors, the Vice President (or in the event there be more than one, the appropriate Vice President, as designated by the Directors, or in the absence of any designation, then in the order of appointment) shall perform the duties of the President in the event of the President’s absence, death, inability or refusal to act. When so acting, a Vice President shall have all of the powers, and be subject to all of the restrictions upon, the President. In addition, Vice Presidents shall perform such other duties as may be prescribed by this Agreement or by the Directors.

(c)     The Secretary. The Secretary shall: (i) keep the minutes of the Director and Member meetings; (ii) see that all notices are duly given in accordance with this Agreement and as required by law; (iii) serve as the custodian of the Company’s records; (iv) when requested or required, authenticate any Company records; (v) keep and maintain the Unit Holder Register and the Unit transfer books of the Company; and (vi) perform all duties incident to the office of Secretary and such other duties as may be prescribed by this Agreement or by the Directors.

(d)     The Treasurer. The Treasurer shall: (i) have charge and custody of, and be responsible for, all funds and securities of the Company; (ii) receive and give receipts for moneys due and payable to the Company, and deposit all such moneys in the name of the Company in such banks, trust companies or other depositories as shall be selected in accordance with this Agreement; and (iv) generally perform all duties incident to the office of Treasurer and such other duties as may be prescribed by this Agreement or by the Directors.

(e)     Other Assistants and Acting Officers. The Directors shall have the power to appoint any Person to act as assistant to any Officer, or to perform the duties of such Officer, whenever for any reason it is impracticable for such officer to act personally. Any such assistant or acting Officer shall have the power to perform all the duties of the office to which he or she is appointed to be an assistant, or as to which he or she is appointed to act, except as such power may be otherwise defined or restricted by the Directors. Additionally, unless prohibited by a resolution of the Directors, any Officer may delegate in writing some or all of the duties and powers of such Officer’s position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

            Salaries of the Officers shall be fixed from time to time by the Directors, and no Officer shall be prevented from receiving a salary due to the fact that such Officer is also a Director.

5.20     Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by: (i) the

President; or (ii) such other Officers or Persons who may be authorized to do so by specific resolution of the Directors.

5.21     Limitation of Liability; Indemnification. To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer shall be personally liable for any debt, obligation or liability of the Company merely by reason of being a Member, Director or Officer. Furthermore, no Director or Officer shall be personally liable to the Company or its Members for monetary damages for a breach of fiduciary duty by such Director or Officer; provided that this provision shall not eliminate or limit the liability of a Director or Officer for any of the following: (i) any breach of the duty of loyalty to the Company or its Members; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (iii) a transaction from which the Director or Officer derived an improper personal benefit or a wrongful distribution in violation of Section 807 of the Act. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director or Officer, in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save and hold harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited by the Act. The Company may purchase and maintain insurance on behalf of any Director or Officer in his or her official capacity against any liability described in this Section, whether or not the Company would otherwise be required to indemnify such Director or Officer against such liability.

ARTICLE VI. MEMBERSHIP UNITS; MEMBERS

6.1     Membership Units. The Company is initially organized with One (1) class of Membership Interests, designated in Units, which Units are initially the only class of equity in the Company. The Units shall have no par value and shall be of a single class with identical rights. The Company shall have a first lien on the Units of any Member for any debt or liability owed by such Member to the Company. Additional and different classes of Membership Interests represented by different Units may be created and issued to new or existing Members on such terms and conditions as the Directors may determine. Such additional and different classes may have different rights, powers and preferences (including, without limitation, voting rights and distribution preferences), which may be superior to those of existing Members. Members shall have no preemptive rights to acquire additional or newly created Units.

6.2     Certificates; Surrender for Transfer. Certificates representing Units shall be in such form as shall be determined by the Directors, in their discretion. If a certificate is lost, destroyed or mutilated, a new one may be issued upon such terms and indemnity to the Company as the Directors may prescribe. No new certificate shall be issued until the former certificate for a like number of Units has been surrendered and canceled.

6.3     Members. Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit “B” attached hereto and such other documents as may be required by the Directors. Membership Interests and Units of the Members shall be set forth on the Unit Holder Register.

6.4     Additional Members. No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in their sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission. No Person, Related Party, Affiliate, or any Person or entity related to such Person, Related Party, or Affiliate within the meaning of Section 318 of the Code, shall acquire, without the prior written consent of the Board of Directors of the Company, Units constituting more than 30% (thirty percent) of the total outstanding Membership Voting Interests of the Company or Units constituting, in the aggregate, a Membership Economic Interest of more than $1,000,000 (One Million Dollars).

6.5     Members’ Voting Rights. Each Member shall be entitled to One (1) vote for each Unit registered in the name of such Member (as shown in the Unit Holder Register) as to any matter for which such Member is entitled to vote under this Agreement or the Act. Members do not have cumulative voting rights as to any matter. Except as otherwise expressly provided for in this Agreement, Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.6     Member Meetings. Beginning with the fiscal year ending in calendar year 2007, or sooner as determined by the Directors, and each Fiscal Year thereafter, an annual meeting of the Members shall be held on or about the 20th day of March following the close of the Company’s Fiscal Year, at a time and date determined by the Directors. Special meetings of the Members, for any purpose(s) described in the meeting notice, may be called by the Directors, and shall be called by the Directors at the request of not less than Thirty Percent (30%) of all Members. A call by the Members for a special meeting shall be in writing, signed by the persons calling for the same, addressed and delivered to the Secretary, and shall state the time and purpose(s) of such meeting.

6.7     Place of Meeting. The Directors, or in the absence of action by the Directors, the President, may designate any place within or without of the State of Iowa as the place for any meeting of the Members, unless by written consents, all Members entitled to vote at the meeting designate a different place for the holding of such meeting. If no designation is made by the Directors, the President or by unanimous action of the Members, the place of meetings shall be at the principal office of the Company in the State of Iowa.

6.8     Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any Member meeting by means of telephone conference or similar means of communication by which all participants in the meeting can hear and be heard by all other participants.

6.9     Notice. Written notice stating the place and time of any annual or special Member meeting shall be delivered or mailed not less than Five (5) nor more than Sixty (60) days prior to the meeting date, to each Member of record entitled to vote at such meeting as of the close of business on the day before said notice is delivered or mailed. Such notices shall be deemed to be effective upon the earlier of: (i) deposit postage-prepaid in the U.S. mail, addressed to the Member at the Member’s address as it appears on the Unit Holder Register, or such other address as may have been provided in writing to the Company by a Member; (ii) the date shown on the return receipt if sent by registered or certified mail, return receipt requested; or (iii) actual receipt.

6.10     Contents of Notice. The notice of each Member meeting shall include a description of the purpose(s) for which the meeting is called. If a purpose of any Member meeting is to consider: (i) a proposed amendment to or restatement of the Articles requiring Member approval; (ii) a plan of merger or share exchange; (iii) the sale, lease, exchange or other disposition of all, or substantially all of the Company’s Property; (iv) the dissolution of the Company; or (v) removal of a Director, then the notice must so state and must be accompanied, as applicable, by a copy or summary of the (1) amendment(s) to the Articles, (2) plan of merger or share exchange, (3) documents relating to the transaction for the disposition of all the Company’s property, and/or (4) plan and Articles of Dissolution.

6.11     Adjourned Meetings. If any Member meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time and place is announced at the meeting before adjournment; provided that, if a new record date for the adjourned meeting is or must be fixed, then notice must be given to new Members as of the new record date.

6.12     Waiver of Notice. Whenever any notice is required to be given to any Member under the Act, the Articles or this Agreement, a waiver in writing, signed by such Member shall be deemed equivalent to the giving of such notice. Furthermore, a Member’s attendance at a meeting waives any objection that the Member might otherwise raise based on lack of notice or defective notice, unless the Member: (i) objects at the outset of the meeting; or (ii) in the case of an objection claiming that consideration of a particular matter is not within the purposes described in the meeting notice, objects at the time such matter is presented, and in either case, thereafter does not participate in the meeting.

6.13     Fixing of Record Date. For purposes of determining the Members entitled to notice of, or to vote at, any Member meeting or any adjournment thereof, or for purposes of determining the Members entitled to receive payment of any distribution, or in order to make a determination of the Members for any other purpose, the Directors may provide that the Unit Transfer books shall be closed for a stated period, not to exceed Sixty (60) days. If the Unit Transfer books shall be closed for such purpose, such books shall be closed for at least Ten (10) days immediately preceding such meeting. In lieu of closing the Unit Transfer books, the Directors may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than Sixty (60) days, and in case of a meeting of Members not less than Ten (10) days, prior to the date on which the particular action requiring such determination is to be taken. If the Unit Transfer books are not closed and no record date is fixed for the determination, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring a dividend is adopted, as the case may be, shall be the record date for such determination. When a determination of Members entitled to vote at any meeting of the Members has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Directors fix a new record date, which it must do if the meeting is adjourned to a date more than One Hundred Twenty (120) days after the date fixed for the original meeting.

6.14     Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing at least Thirty Percent (30%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

6.15     Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the meeting and entitled to vote on the matter (including units represented in person, by proxy or by mail ballot when authorized by the Directors) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.

6.16     Termination of Membership. If for any reason the membership of a Member is terminated as provided in this Agreement or the Act, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely an unadmitted Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights provided for unadmitted Assignees in Section 9.7 hereof.

6.17     Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member, but rather the Company shall continue without dissolution, and its affairs shall not be required to be wound up.

6.18     No Member Right of Redemption or Return of Capital. Except as otherwise provided in this Agreement or the Act, no Member or transferee of any Member shall have any right to demand or receive a return of his/her/its Capital Contribution or to require the redemption of his/her/its Units.

6.19     Waiver of Dissenters Rights. To the fullest extent permitted by the Act, each Member hereby disclaims, waives and agrees not to assert: (i) any dissenters’ or similar rights under the Act; (ii) any right to require partition or appraisal of the Company or of any of its assets, or to cause the sale of any Company Property; or (iii) any right to maintain any action for partition or to compel any sale with respect to such Member’s Units, or with respect to any Company Property.

6.20     Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company, in which case the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but rather shall be a debt due from the Company, repayable out of the Company’s cash, and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus Four Percent (4%) per annum. If a Director or an Affiliate of a Director is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS

7.1     Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal place of business: (i) a current list of the full name and last known address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) the full name and address of each Director; (iii) a copy of the Articles and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) copies of the Company’s federal, state and local income tax and information returns and reports, if any, for the 6 most recent taxable years; (v) a copy of this Agreement and any and all amendments hereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments hereto have been executed; and (vi) copies of the financial statements of the Company, if any, for the 6 most recent Fiscal Years. The Company shall use the accrual method of accounting in the preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.

7.2     Delivery to Members and Inspection. Any Member or such Member’s designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1 of this Agreement. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be amended from time to time. Upon the request of any Member for purposes reasonably related to such Member’s interest as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1 of this Agreement. Each Member has the right, upon reasonable request for purposes reasonably related to such Member’s interest as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1 of this Agreement; and (ii) obtain from the Directors, promptly after their becoming available, copies of the Company’s federal, state and local income tax and information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

7.3     Reports. The Treasurer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. Delivery of the financial statements shall occur as soon as practicable following the end of each Fiscal Year (and in any event not later than 120 days after the end of such Fiscal Year), and at such time as distributions are made to the Unit Holders pursuant to Article X of this Agreement following the occurrence of a Dissolution Event. The financial statements shall consist of a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the Two (2) immediately preceding Fiscal Years (in the case of the statements). Public access to the financial statements through either the Company’s or the Securities and Exchange Commission’s website shall constitute delivery pursuant to this Section 7.3.

7.4     Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local and foreign tax purposes as the Directors shall determine appropriate and shall have the right and authority to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year, but not later than Three (3) months after the end of each Fiscal Year.

ARTICLE VIII. AMENDMENTS

8.1     Amendments. Amendments to this Agreement may be proposed by the Directors or any Member. Following any such proposal, the Directors shall submit to the Members a verbatim statement of any proposed amendment (provided that counsel for the Company shall have approved of the same in writing as to form), and the Directors shall include therewith a recommendation as to the proposed amendment. The Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment to this Agreement only if approved by the affirmative vote of a majority of the Membership Voting Interests represented at a Member meeting at which a quorum of the Members is present. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.

ARTICLE IX. TRANSFERS

9.1     Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of such Member’s Units. In the event that any Member pledges or otherwise encumbers all or any part of such Member’s Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Agreement and all other agreements governing the rights and obligations of Unit Holders in the event such pledgee or secured party becomes a Unit Holder hereunder.

9.2     Permitted Transfers. Subject to the conditions and restrictions set forth in this Article IX, a Unit Holder may: (a) at any time Transfer all or any portion of such Unit Holder’s Units (i) to the transferor’s administrator or trustee to whom such Units are Transferred involuntarily by operation of law, or (ii) without consideration to or in trust for descendants of a Member; or (b) at any time following the date on which substantial operations of the Facilities commence, Transfer all or any portion of such Unit Holder’s Units (i) to any Person approved by the Directors, in writing, or (ii) to any Affiliate or Related Party of such Unit Holder. Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to herein as a “Permitted Transfer.”

9.3     Conditions Precedent to Transfers. In addition to the conditions set forth above, no Transfer of Units shall be effective unless and until all of the following conditions have been satisfied:

(a)     Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to affect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.

(b)     The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units Transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. The Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Units until it has received such information.

(c)     Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

(d)     Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(e)     Unless otherwise approved by the Directors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by the Directors, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(l)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be): (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be Transferred without causing such a termination; and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being Transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

(f)     No notice or request initiating the procedures contemplated by this Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

(g)     No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

          The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).

9.4     Prohibited Transfers. Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Directors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer): (i) the transferee’s rights shall be strictly limited to the transferor’s Membership Economic Interests associated with such Units; and (ii) the Company may offset against such Membership Economic Interests (without limiting any other legal or equitable rights of the Company) any debts, obligations or liabilities for damages that the transferor or transferee may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and the other Members from all cost, liability and damage that such parties may incur (including, without limitation, incremental tax liabilities, attorneys’ fees and expenses) as a result thereof.

9.5     No Dissolution or Termination. The Transfer of Units pursuant to the terms of this Article IX shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.

9.6     Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article IX, no Transfer of Units may be made if the Units sought to be sold, exchanged or Transferred, when added to the total of all other Units sold, exchanged or Transferred within the period of Twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the Code. In the event of a Transfer of any Units, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.

9.7     Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a Substitute Member pursuant to Section 9.8 of this Agreement shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interests with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the other rights of a Member under the Act or this Agreement.

9.8     Admission of Substitute Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions:

(a)     The transferee shall, by written instrument in form and substance reasonably satisfactory to the Directors, agree to be bound by all of the terms and provisions of this Agreement, and assume the obligations of the transferor Member hereunder with respect to the Transferred Units.

(b)     The transferee shall pay for or reimburse the Company for all reasonable legal, filing and publication costs incurred in connection with the admission of the transferee as a Member; and

(c)     Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee shall deliver to the Company evidence of his/her/its authority to become a Member.

(d)     The transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate in connection with such Transfer.

9.9     Representations Regarding Transfers. Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that: (i) it is not currently making a market in Units and will not in the future make a market in Units; (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the IRS or the Treasury Department that may be promulgated or published thereunder); and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Units (commonly referred to as “matching services”) as being a secondary market or the substantial equivalent thereof, no Member will Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person first agrees to be bound by this Article IX.

          Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS. IN ADDITION, THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED WHILE THE COMPANY IS OFFERING SUCH UNITS FOR SALE, AND FOR A PERIOD OF NINE

MONTHS FROM THE DATE OF THE LAST SALE BY THE COMPANY OF SUCH UNITS, TO ANY PERSON OR PERSONS RESIDENT OUTSIDE THE STATE OF IOWA.

9.10     Distributions And Allocations In Respect of Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Article IX, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective not later than the first day of the month following the month in which all documents to effectuate the Transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were Transferred and such other information as the Directors may reasonably require within Thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the person or entity who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10, whether or not the Directors or the Company has knowledge of any Transfer of any Units.

9.11     Additional Members. Additional Members may be admitted from time to time upon the approval of the Directors, and in accordance with such terms and conditions, as the Directors may determine. All Members acknowledge that the admission of additional Members may result in a dilution of a Member’s Membership Interest. Prior to admission as a Member, a prospective Member shall agree in writing to be bound by this Agreement shall and execute and deliver to the Company an Addendum to this Agreement in the form of Exhibit “B” attached hereto. Upon the execution of such Addendum, such additional Member shall be deemed to be a party to this Agreement as if such additional Member had executed this Agreement on the original date hereof, and shall be bound by all of the provisions set forth herein.

ARTICLE X. DISSOLUTION AND WINDING UP

10.1     Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”): (i) the affirmative vote of a 75% majority in interest of the Membership Voting Interests to dissolve, wind up and liquidate the Company; or (ii) the entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2     Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members; and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up of the Company’s business and affairs. Notwithstanding any provision in this Agreement to the contrary, the Members acknowledge and agree that all covenants and obligations set forth this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and Articles of Dissolution have been filed pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 of this Agreement), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (i) first, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (ii) second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (iii) third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3     Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g), distributions shall be made pursuant to this Article X to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-l(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in such Member’s Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Article X may be: (i) distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company, in which case the assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement; or (b) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4     Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article X, in the event the Company is liquidated within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.

10.5     Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of such Unit Holder’s Capital Contribution and shall have no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6     Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article III of this Agreement.

10.7     Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(l) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8     The Liquidator. The “Liquidator” shall mean a Person appointed by the Directors to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article X and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator and any officers, directors, agents and employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by fraud, intentional misconduct, or a knowing violation of the laws which was material to the cause of action.

10.9     Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 of this Agreement, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

ARTICLE XI. MISCELLANEOUS

11.1     Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by regular or certified mail, postage prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Company: (a) If to the Company, to the address determined pursuant to Section 1.4 of this Agreement; (b) If to the Directors, to the address set forth on record with the Company; (c) If to a Unit Holder, either to the address set forth in the Unit Holder Register or to such other address that has been provided in writing to the Company.

11.2     Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Members, and their respective heirs, representatives, successors, transferees, and assigns.

11.3     Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against the Company or any Member.

11.4     Headings. Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

11.5     Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

11.6     Incorporation By Reference. Every recital, exhibit, schedule and appendix attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference unless this Agreement expressly provides otherwise.

11.7     Variation of Terms. All terms and variations thereof used in this Agreement shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the context may require.

11.8     Governing Law. The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9     Waiver of Jury Trial. Each of the Members irrevocably waives, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the business and affairs of the Company.

11.10     Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

11.11     Specific Performance. Each Member acknowledges and agrees that the Company and the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms, and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the Company and the non-breaching Members may be entitled hereunder, at law or in equity, the Company and the non-breaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to specifically to enforce the terms and provisions of this Agreement.

11.12     No Third Party Rights. None of the provisions contained in this Agreement shall be deemed to be for the benefit of or enforceable by any third parties, including without limitation, any creditors of any Member or the Company.

               DULY ADOPTED by the Company’s Board of Directors and Members as of ~~January 26, 2006~~August 26, 2008.

EAST FORK BIODIESEL, LLC

By:
Kenneth M. Clark
Its:	Chairman

Attest:
Michael L. Kohlhaas
Its:	Secretary~~Treasurer~~

~~AMENDMENT TO OPERATING AGREEMENT~~
~~OF~~
~~EAST FORK BlODIESEL, LLC~~
~~Dated: Effective May 4, 2006~~
          ~~Pursuant to action by the Board of Directors of East Fork Biodiesel, LLC (the “Companyb), (i) proposing to amend Article 5.6(b)(iv) of the Company’s Operating Agreement in the manner hereinafter stated; (ii) calling a special meeting of the members of the Company to be held on May 4, 2006, at 10:00 a.m. at the principal office of the Company to consider said amendment; and (iii) pursuant to Section 6.14 of the Operating Agreement, authorizing the presence of members of the Company at that meeting either in person or by mail ballot for purposes of constituting a quorum and voting upon said amendment; and~~
          ~~Pursuant to action at said meeting, held pursuant to notice and convened at the principal office of the Company on May 4, 2006, at 10:00 a.m., at which unit holders holding 7,198 votes were present either in person or by mail ballot, the Operating Agreement of the Company was amended by striking the words “Issue more than an aggregate of 37,500 Units . . .b in subpart (iv) of Article 5.6(b) thereof and by substituting therefore the words “Issue more than an aggregate of 50,000 Units....b There were 6,979 votes in favor of said amendment and 219 votes opposed to the amendment and, accordingly, the amendment passed.~~
                    ~~Accordingly, Article 5.6(b)(iv) of the Operating Agreement is hereby amended to read as follows:~~

          ~~“(b)     The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of majority of the Membership Voting Interests:~~
~~********~~
                              ~~“(iv)      Issue more than an aggregate of 50,000 Units; or”~~
~~DULY ADOPTED by the Company’s Board of Directors and Members as of May 4, 2006.~~

~~EAST FORK BIODIESEL, LLC~~

~~By:~~

~~Kenneth M. Clark, President~~
~~Attest:~~

~~Michael Kohlhaas, Secretary~~

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EAST FORK BIODIESEL, LLC

2008 ANNUAL MEETING OF MEMBERS
TUESDAY, AUGUST 26, 2008
10:00 a.m. Central Time

East Fork Biodiesel Plant
2108 140th Avenue
Algona, IA  50511
Telephone:  (515) 395-8888

PROXY FOR MEMBERSHIP UNITS

This proxy is solicited by the Board of Directors for use at the 2008 Annual Meeting held on August 26, 2008.

The membership units you hold will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 through 6.

By signing the proxy, you revoke all prior proxies and appoint Kenneth M. Clark and James A. Meyer, and each of them, with full power of substitution, to vote your membership units on the matters shown on the reverse side and any other matters that may come before the 2008 Annual Meeting and any postponement or adjournment.

See reverse for voting instructions.

Subscription Agreement #

There are two ways to vote your Proxy

Your facsimile vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY FACSIMILE — (515) 395-8891— QUICK *** EASY *** IMMEDIATE

•	You may return your proxy card to us via facsimile at (515)395-8891 (not a toll free call) to vote your proxy 24 hours a day, 7 days a week, until 9:00 a.m. Central Time on Tuesday, August 26, 2008.

•	If you vote by Facsimile, please do not mail your proxy card.

VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the envelope we’ve provided addressed to East Fork Biodiesel, LLC, 2108 140th Avenue, P.O. Box 21, Algona, IA 50511. We must receive your proxy card by 9:00 a.m. Central Time on Tuesday, August 26, 2008 for your vote to be counted.
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Annual Meeting Proxy Card

A. Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR FACSIMILE AND MAIL VOTING INSTRUCTIONS The Board of Directors recommends a vote FOR the listed nominees:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

1a - Michael L. Kohlhaas	☐	☐	☐	1d - Michael L. Duffy	☐	☐	☐	1g - Lennon Brandt	☐	☐	☐

1b - Jack W. Limbaugh, Jr.	☐	☐	☐	1e - Allen A. Kramer	☐	☐	☐	1h - Kenneth M. Clark	☐	☐	☐

1c – Daniel Muller	☐	☐	☐	1f - Dean Ulrich	☐	☐	☐	1i - James A. Meyer	☐	☐	☐

B. Issues The Board of Directors recommends a vote FOR the following proposals:

		For	Against	Abstain			For	Against	Abstain

2.	Amendment of East Fork’s Operating Agreement to Allow the Board of Directors to Increase or Decrease the Number of Directors	☐	☐	☐	5.	Approve the Issuance of Authorized Membership Units Without a Minimum Purchase Price per Unit	☐	☐	☐

3.	Amendment of East Fork’s Operating Agreement to Remove the Requirement of Unanimous Membership Approval to File for Bankruptcy Relief	☐	☐	☐	6.	To Transact Such Other Business as may Properly Come Before the Annual Meeting or any Postponement or Adjournment Thereof	☐	☐	☐

4.	Approve an Increase in East Fork’s Authorized Membership Units	☐	☐	☐

THIS PROXY when properly executed will be voted as directed or, if no direction is given, will be voted FOR each proposal.

Address Change? Mark Box ☐   Indicate changes below:

C.  Authorized Signatures – Sign Here –  You must sign this section for your instructions to be executed.

Member Name		Date
Please Print Clearly
Telephone Number
Address	Signature(s) in Box

PLEASE SIGN exactly as your name(s) appear(s) on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Units Owned __________

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